                                                                    Exhibit 10.9

                                MARRIOTT HOTEL


                                 GROUND LEASE


                                    BETWEEN


                      SIMON-ROSEMONT DEVELOPERS LANDLORD


                                      AND


                             MARRIOTT CORPORATION
                                    TENANT

                                TABLE OF CONTENTS
                                -----------------
                                                                        Page
                                                                        ----
ARTICLE ONE -- DEFINITIONS
--------------------------

         1.01     Definition of Terms-------------------------------     2

ARTICLE TWO -- CONDITIONS
-------------------------

         2.01     Lease of Premises---------------------------------    13
         2.02     Title---------------------------------------------    13
         2.03     Economic Feasibility------------------------------    17
         2.04     Zoning and Public Approvals-----------------------    18
         2.05     Water and Soil Conditions-------------------------    19
         2.06     Hotel Construction Documents----------------------    20
         2.07     Building Permit, Construction---------------------    23
         2.08     Lease Commencement Date---------------------------    23
         2.09     Construction of Tenant Improvements---------------    24
         2.10     Landlord Responsibilities-------------------------    25
         2.11     Methane Gas---------------------------------------    28
         2.12     Soil Toxicity-------------------------------------    28

ARTICLE THREE -- TERM
---------------------

         3.01     Initial Term--------------------------------------    31
         3.02     Extensions of Term--------------------------------    31
         3.03     Notice of Termination-----------------------------    33

ARTICLE FOUR -- RENTALS
-----------------------

         4.01     Rentals-------------------------------------------    34
         4.02     Payment of Rental Commencing with Opening Date----    35
         4.03     Place for Payment of Rentals----------------------    36
         4.04     Records, Reports of Sales-------------------------    36
         4.05     Rental Abatement----------------------------------    38

ARTICLE FIVE -- USE AND OCCUPANCY
---------------------------------

         5.01     Quiet Possession----------------------------------    39
         5.02     Use-----------------------------------------------    39
         5.03     Signs---------------------------------------------    40
         5.04     Easements-----------------------------------------    42
         5.05     Improvements; Personal Property-------------------    45
         5.06     Liens---------------------------------------------    48
         5.07     Operational Licenses and Permits------------------    49
         5.08     Maintenance---------------------------------------    50
         5.09     Compliance with Laws------------------------------    52
         5.10     Impositions---------------------------------------    52

                                                                       Page
                                                                       ----

         5.11     Right to Contest Impositions----------------------    54
         5.12     Landlord's Right to Pay Taxes---------------------    56
         5.13     Utility Payments----------------------------------    56
         5.14     Change in Use-------------------------------------    57
         5.15     Restrictions on Adjacent Tract--------------------    61
         5.16     Failure to Make Payments--------------------------    62

ARTICLE SIX -- LEASEHOLD MORTGAGES
----------------------------------

         6.01     Leasehold Mortgage--------------------------------    64
         6.02     Mortgage Fees and Expenses------------------------    76
         6.03     Equipment Leasing---------------------------------    77
         6.04     Landlord's Right to Purchase Leasehold Mortgage---    78
         6.05     Amendment of Lease--------------------------------    83
         6.06     Financing by Landlord-----------------------------    83

ARTICLE SEVEN -- INSURANCE -- DAMAGE AND DESTRUCTION
----------------------------------------------------

         7.01     Construction Insurance----------------------------    87
         7.02 Public Liability and Workers' Compensation Insurance---------------------------------------- 88
         7.03     Hazard Insurance----------------------------------    89
         7.04     Sale of Alcoholic Beverages-----------------------    90
         7.05     Business Interruption Insurance-------------------    91
         7.06     Coverage and Certificates-------------------------    91
         7.07     Indemnity-----------------------------------------    94
         7.08     Damage or Destruction-----------------------------    95
         7.09     Damage Within Five Years of End of Term-----------    96
         7.10     Mortgagee's Application of Proceeds---------------    97
         7.11     No Abatement of Rent------------------------------    98

ARTICLE EIGHT -- CONDEMNATION
-----------------------------

         8.01     Definitions---------------------------------------    99
         8.02     Notice of Taking; Representation------------------   101
         8.03     Total Taking--------------------------------------   102
         8.04     Substantial Taking--------------------------------   104
         8.05     Partial Taking------------------------------------   104
         8.06     Temporary Taking----------------------------------   105
         8.07     Disputes in Division of Award---------------------   105
         8.08     Separate Claims-----------------------------------   106
         8.09     Mortgagee's Applications of Awards----------------   106
         8.10     Leasehold Mortgagee Holding of Awards-------------   106

                                                                       Page
                                                                       ----
ARTICLE NINE -- ARBITRATION
---------------------------

         9.01     Arbitration---------------------------------------   108

ARTICLE TEN -- DEFAULT
----------------------

        10.01     Events of Default---------------------------------   111
        10.02     Landlord's Rights Upon an Event of Default--------   112
        10.03     Tenant's Rights on Default------------------------   113
        10.04     Implied Waiver------------------------------------   113

ARTICLE ELEVEN -- ASSIGNMENT AND SUBLETTING
-------------------------------------------

        11.01     Binding Effect------------------------------------   114
        11.02     Marriott Assignment-------------------------------   114
        11.03     Other Assignment----------------------------------   117
        11.04     Subletting----------------------------------------   119
        11.05     Assignment and Subletting Upon Default
                    Under Leasehold Mortgage------------------------   119

ARTICLE TWELVE -- COMMON AREA
-----------------------------

        12.01     Right to Use Common Area and
                    Design Approval---------------------------------   124
        12.02     Maintenance of the Common Area--------------------   124
        12.03     Rules and Regulations-----------------------------   126
        12.04     Changes in the Common Area------------------------   128
        12.05     Temporary Closings--------------------------------   128
        12.06     Covenant to Pay Common Area
                    Maintenance Costs-------------------------------   129
        12.07     Common Area Maintenance Costs---------------------   129
        12.08     Calculation of Common Area Charge-----------------   132
        12.09     Budget--------------------------------------------   133
        12.10     Operator------------------------------------------   133

ARTICLE THIRTEEN -- MISCELLANEOUS PROVISIONS
--------------------------------------------

        13.01     Trade Name and Trademarks-------------------------   135
        13.02     Tenant's Right of First Negotiation---------------   136
        13.03     Purchase of Hotel by Landlord---------------------   138
        13.04     Landlord's Right of First Negotiation-------------   141
        13.05     Brokers' Fees-------------------------------------   142
        13.06     Gender and Number---------------------------------   143
        13.07     Notices-------------------------------------------   143
        13.08     Construction--------------------------------------   144
        13.09     Applicable Law------------------------------------   144
        13.10     Partial Invalidity--------------------------------   144
        13.11     Authority to Execute------------------------------   144

                                                                       Page
                                                                       ----

        13.12     Recording-----------------------------------------   144
        13.13     Headings------------------------------------------   145
        13.14     Binding Effect------------------------------------   145
        13.15     No Partnership------------------------------------   145
        13.16     Estoppel Certificates-----------------------------   146
        13.17     Holding Over--------------------------------------   147
        13.18     Tenant's and Landlord's
                    Limited Liability-------------------------------   147
        13.19     Attorneys' Fees-----------------------------------   149
        13.20     Entire Agreement; Merger--------------------------   149

EXHIBIT A -   Legal Description of Leased Premises
EXHIBIT B -   Permitted Exceptions
EXHIBIT C -   Adjacent Tract
EXHIBIT D -   Common Area
EXHIBIT D-1 - Adjacent Common Area
EXHIBIT D-2 - Common Area (Tenant Maintenance Responsibility)
EXHIBIT D-3 - Common Area (Landlord Maintenance Responsibility)
EXHIBIT D-4 - Common Area Maintenance Costs
EXHIBIT E -   Master Plan
EXHIBIT F-1 - Common Area Improvements
EXHIBIT F-2 - Commercial Space
EXHIBIT F-3 - Enclosed Passageway
EXHIBIT G -   Signage
EXHIBIT H -   Parking
EXHIBIT I -   Adjacent Facility Area

0066f

                                  GROUND LEASE
                                  ------------


     THIS LAND LEASE ("Lease") is executed as of the 16 day of June, 1986 ("Effective Date") by SIMON-ROSEMONT DEVELOPERS, an Illinois limited partnership as successor to Simon-Solters Developers with Higgins-Manheim Properties, an Illinois general partnership, and BNW-Rosemont Properties, an Illinois limited partnership, as general partners, with a mailing address c/o Hawthorn Realty Group, 8 East Heron Street, Chicago, Illinois 60611 ("Landlord") and MARRIOTT CORPORATION, a Delaware corporation, with a mailing address at 10400 Fernwood Road, Bethesda, Maryland 20058 ("Tenant").



                                R E C I T A L S


     Landlord is the holder of fee title to the Leased Premises, as described in
Section 1.01. Landlord is willing to lease to Tenant and Tenant is willing to lease from Landlord the Leased Premises for the term and upon the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants herein contained, and for other good and valuable considerations, the sufficiency and receipt of which are hereby expressly acknowledged and confirmed, Landlord and Tenant agree as follows:

                                   ARTICLE ONE

                                   DEFINITIONS
                                   -----------


     1.01  Definition of Terms
           -------------------

     As used in the Lease, the following terms shall have the meanings indicated below:

     "Additional Rental" shall have the meaning ascribed to it in Section
      -----------------
5.14(c).

     "Adjacent Tract" shall have the meaning ascribed to it in Section 5.15.
      --------------

     "Affiliate" shall mean any individual, corporation, partner, partnership,
      ---------
trust or entity which owns or controls or is owned or controlled in whole or in part by Tenant or any successor Tenant or their respective subsidiary(ies) or parent (s).

     "Anniversary Date" shall have the meaning ascribed to it in Section
      ----------------
5.14(b)(i).

     "Annual Gross Room Sales" shall mean the annual gross receipts determined
      -----------------------
on an accrual basis, including credit charges (minus credit charges written off as bad debts, plus bad debts written off and subsequently recovered), received by or for the benefit of Tenant, during each Fiscal Year (and Partial Fiscal
Year), from the rental of Hotel guest rooms upon the Leased Premises, but shall not include (i) receipts from telephone, laundry, gift shops, room service, parking or valet services, recreation facilities, rental of space

(including meeting rooms, ballrooms and banquet facilities) other than Hotel guest rooms intended for overnight accommodations, any food or beverage sales or any other receipts received by Tenant other than receipts from the sale of guest rooms, (ii) gratuities to employees, nor (iii) any federal, state and municipal sales, excise, use or similar taxes collected from patrons or guests.

     "Award " shall have the meaning ascribed to it in Section 8.01(f).
      -----

     "Bona Fide Institutional Lender" shall mean (i) a federal or state
      ------------------------------
chartered bank, trust company, savings and loan association or building loan association (whether acting individually or in any fiduciary capacity), (ii) an insurance company, (iii) an educational institution, (iv) a profit-sharing or employees' pension trust or fund or the like, (v) a real estate investment trust, or (vi) a federal, state or local government or quasi-governmental department, agency or other subdivision thereof.

     "Common Area" means all exterior areas within the boundaries of the
      -----------
Adjacent Tract and Leased Premises which are to be made available for the non-exclusive general use, convenience and benefit of Landlord, Tenant, the occupants of Landlord's improvements on the Adjacent Tract, and their respective guests and invitees. The Common Area in the. Adjacent Tract and Leased Premises is generally as shown on Exhibit "D" attached hereto. Among other things, Common Area includes (a) landscaped and planted areas, (b) all pools and fountains, (c) all outdoor courtyards, promenades, sidewalks (covered and uncovered), stairways and walkways, located in any portion of the Adjacent Tract and Leased Premises to be made available for the non-exclusive general use, convenience and benefit of Landlord or Tenant, (d) all utility facilities exclusively for the Common Area, and (e) all driveways, roadways, surface parking, curbs and lighting standards, and traffic directional signs located within the Common Area. The Common Area shall not include retail areas, other commercial areas or any other area within any building on the Adjacent Tract or Leased Premises.

     "Common Area Budget" shall have the meaning set forth in Section 12.09
      ------------------
hereof.

     "Common Area Charge" shall have the meaning set forth in Section 12.08
      ------------------
hereof.

     "Common Area Improvements" means all improvements to be constructed as part
      ------------------------
of the Common Area on the Adjacent Tract.

     "Common Area Maintenance Costs" shall have the meaning set forth in Section
      -----------------------------
12.07 hereof.

     "Construction Commencement Date" shall mean the date the foundation permit
      ------------------------------
(or such other permit which provides for the commencement of foundation work) is issued by the Village of Rosemont Director of Public Works.

     "Conversion Date" shall have the meaning ascribed to it in Section 5.14(a).
      ---------------

     "Default Percentage Rental" shall have the meaning ascribed to it in
      -------------------------
Section 6.0l(b)(iii).

     "Effective Date" shall have the meaning ascribed to it in the preamble.
      --------------

     "Equipment Lessor" shall have the meaning ascribed to it in Section 6.03.
      ----------------

     "Equipment Sublessor" shall have the meaning ascribed to it in Section
      -------------------
6.03.

     "Event(s) of Default" shall have the meaning ascribed to it in Section
      -------------------
10.01.

     "Extended Term" shall mean each of the successive periods of ten (10)
      -------------
Fiscal Years following the expiration of the Initial Term for which the Lease may be extended in accordance with Section 3.02.

     "Feasibility Period" shall have the meaning ascribed to it in Section
      ------------------
2.03(a).

     "Fee Mortgage(s)" shall have the meaning ascribed to it in Section 6.06.
      ---------------

     "Fiscal Year" shall mean the same period as Tenant's Fiscal Year, which now
      -----------
begins at 12:01 a.m. on the first Saturday following the Friday closest to December 31 of each calendar year and shall consist of thirteen (13) Accounting Periods, thus providing a Fiscal Year of fifty-two (52) weeks, except that when appropriate (every five or six years), a Fiscal Year shall contain fifty-three
(53) weeks. The first full Fiscal Year shall begin on the Saturday following the

Friday closest to the first December 31st following the Opening Date. Any period between the Opening Date and the beginning of the first full Fiscal Year of the Initial Term, as well as any period between the last full Fiscal Year and the expiration or termination of the Lease, shall be considered a "Partial Fiscal Year." If Tenant's Fiscal Year is changed in the future, appropriate adjustments in the Lease's accounting and reporting procedures shall be made; provided, however, that no such change or adjustments shall in any way alter the Term of the Lease or in any way reduce or diminish the Rentals due Landlord.

     "Hotel" shall mean the hotel building of approximately two hundred sixty
(260) guest rooms, and having meeting rooms, restaurants, coffee shops, cocktail lounges, parking and related support and service facilities and areas ancillary thereto, and all fixtures, furniture, furnishings, equipment and supplies installed therein which Tenant intends to develop on the Leased Premises.

     "Hotel Construction Documents" shall have the meaning ascribed to it in
Section 2.06.

     "Hotel Development Costs" shall mean the total dollar cost incurred by or on behalf of Tenant in designing, planning, furnishing, equipping and supplying the Hotel and all parts and departments thereof, including the cost of all labor, materials and services; all professional fees, including those of architects and engineers, whether paid to third parties or incurred by Tenant's personnel, real estate taxes, utilities and other carrying charges incurred during construction, including, without limitation, construction period interest, whether actual or imputed; public liability and property damage insurance; any required bonds securing work against liens for labor and material; accounting and attorneys fees; charges and premiums for searching and securing title; any amounts paid or payable by or on behalf of Tenant for sewer assessments, sidewalks and/or streets or street approaches; advertising costs; pre-opening expenses incurred in promoting, marketing, staffing and testing the Hotel; the cost of initial inventories of supplies, equipment and working capital required for the proper operation of the Hotel; building use, occupancy and operations licenses and permits; and costs incurred in connection with financing the Hotel, including commitment, standby and similar fees, printing and duplicating expenses, documentary, transfer and tax stamps, mortgage taxes, recording charges and lenders' counsel, and consultants' fees.

     "Hotel Schematic Documents" shall have the meaning ascribed to it in
Section 2.06.

     "Impositions" shall mean real estate taxes, ad valorem property taxes, assessments, water and sewer rates and charges and other governmental charges, general and special, ordinary and extraordinary, and all payments in lieu of same, which are assessed, levied, confirmed or imposed on the Leased Premises and/or the Hotel.

     "Initial Term" shall mean the period of time commencing with the Lease Commencement Date and running for the three (3) time segments set forth in
Section 3.01.

     "Investor" shall have the meaning ascribed to it in Section 11.02(d).

     "Landlord" shall have the meaning ascribed to it in the preamble.

     "Landlord's Option" shall have the meaning ascribed to it in Section
6.04(a).

     "Lease Commencement Date" shall have the meaning ascribed to it in Section 2.08.

     "Lease Interest Rate" shall have the meaning ascribed to it in Section
4.04.

     "Leased Premises" shall mean the parcel of land located at Rosemont, County of Cook, in the State of Illinois consisting of approximately four and nineteen hundredths (4.19) acres, as the same is more fully described in Exhibit "A", together with all of the rights, easements and appurtenances thereto.

     "Leasehold Mortgage" shall have the meaning ascribed to it in Section 6.01.

     "Leasehold Mortgagee" shall have the meaning ascribed to it in Section
6.01.

     "Leasehold Mortgagee's Notice" shall have the meaning ascribed to it in
Section 6.04(a).

     "Master Plan" shall mean that master plan approved by the parties as shown on Exhibit "E" for the mixed--use development of the Hotel on the Leased Premises, Common Areas, and certain of Landlord's improvements on the Adjacent Tract. Neither party shall make any change or modification to the Master Plan without the prior written consent of the other party.

     "Minimum Rental" shall mean the Rental payable under Section 4.0l(b)(l).

     "Mortgage" shall mean any Mortgage referred to in Article Six constituting a lien upon the interest of Tenant in the Lease and the leasehold estate hereby created and/or the Leased Premises and shall include an indenture of mortgage or a deed of trust.

     "Mortgagee" shall mean the holder of a Mortgage.

     "Notice of Intended Taking" shall have the meaning ascribed to it in
Section 8.01(e).

     "Opening Date" shall be the date on which the Hotel officially opens for business by admitting paying guests, but shall not be later than ninety (90) days following the date upon which construction of the Hotel has been substantially completed. The Opening Date shall be set forth in a certificate of completion in recordable form executed by Landlord and Tenant within sixty (60) days after such date.

     "Partial Fiscal Year" shall have the meaning ascribed to it in the definition of Fiscal Year.

     "Partial Taking" shall have the meaning ascribed to it in Section 8.01(d).

     "Percentage Rental" shall mean the Rental payable in accordance with the provisions of Section 4.0l(b)(2).

     "Permitted Exceptions" shall have the meaning set forth in Section 2.02(a).

     "Personal Property" shall have the meaning ascribed to it in Section
5.05(c).

     "Price Index" shall mean the most recent Consumer Price Index for Urban Wage Earners and Clerical Workers for the statistical metropolitan area in which the Leased Premises is located, prepared and published by the Bureau of Labor Statistics of the Department of Labor of the Government of the United States (1967=100) (or any comparable index then prepared and published by an agency of the Government of the United States, if the aforesaid Consumer Price Index is not at that time so prepared and published), appropriately adjusted for changes in the manner in which such index is prepared and/or the year upon which such index is based.

     "Public Approvals" shall mean all licenses and permits required for the construction and operation of the Hotel issued by all governmental authorities, whether local, state or federal, having jurisdiction over the Hotel and its operation, including but not limited to zoning, site plan approval, environmental approvals, building permits, hotel operating permits, and licenses for the sale of food and alcoholic beverages.

     "Rental" shall mean, collectively, both Minimum Rental and Percentage
Rental.

     "Rental Commencement Date" shall mean the date on which Rental begins to accrue under Section 4.01.

     "Subsequent Anniversary Date(s)" shall have the meaning ascribed to it in
Section 5.14(b)(ii).

     "Substantial Taking" shall have the meaning ascribed to it in Section 8.01(c).

     "Suite" shall mean with respect to guest room a three (3) room product incorporating a living room, bedroom and bath.

     "Survey" shall have the meaning ascribed to it in Section 2.02(b)(i).

     "Taking" shall have the meaning ascribed to it in Section 8.01(a).

     "Tax Parcel" shall have the meaning ascribed to it in Section 5.10(a).

     "Tenant" shall have the meaning ascribed to it in the preamble.

     "Tenant's Investment" shall have the meaning ascribed to it in Section 5.05(a).

     "Term" shall mean the term of the Lease as set forth in Article Three and shall include the Initial Term and any Extended Term.

     "Title Commitment" shall have the meaning ascribed to it in Section 2.02(c)(ii).

     "Title Company" shall mean Chicago Title Insurance Company or such other title company mutually approved by Landlord and Tenant.

     "Title Exceptions" shall have the meaning ascribed to it in Section
2.02(a).

     "Total Taking" shall have the meaning ascribed to it in Section 8.01(b).

     "Trade Equipment" shall have the meaning ascribed to it in Section 6.03.

     "Unavoidable Delay" shall mean any delay due to such causes as: strikes; lockouts; acts of God; inability to obtain labor, materials, equipment or supplies; governmental restrictions; a war or enemy action or invasion; civil commotion; insurrection; a riot; mob violence; malicious mischief or sabotage; an unusual failure of transportation; fire or any other casualty; adverse weather conditions; a condemnation; any litigation or any law, order or regulation of any governmental, quasi-governmental, judicial or military authority; or other similar causes beyond the reasonable control of Tenant, any of which has the effect of delaying either party's performance of its obligations hereunder, provided that the party claiming Unavoidable Delay (i) shall have notified the other party by notice given not later than thirty (30) days after the party providing notice has knowledge of the occurrence thereof, and (ii) shall use reasonable efforts to minimize the effects thereof.

                               END OF ARTICLE ONE

                                   ARTICLE TWO

                                   CONDITIONS
                                   ----------

     2.01 Lease of Premises
          -----------------

     In consideration of the Rentals to be paid hereunder and the mutual covenants, agreements, terms and conditions herein contained, Landlord hereby grants and leases to Tenant and Tenant hereby takes and leases from Landlord the Leased Premises, upon the terms and conditions herein contained.


     2.02 Title
          -----

     (a) Landlord represents and warrants that it owns marketable fee title to the Leased Premises and that the title thereto is free and clear of all third party interests, including, but not limited to, all easements, liens, restrictions, rights-of-way, covenants, reservations and all other title exceptions (collectively, "Title Exceptions") except for those matters set forth on Exhibit "B" (collectively, "Permitted Exceptions").

     (b) Landlord shall not, at any time after the Effective Date and during the term of the Lease, place or permit any Title Exceptions (except the Permitted Exceptions) to be placed upon the Leased Premises unless the prior written approval of Tenant has been obtained.

     (c) Promptly after the Effective Date, Landlord, at its cost, shall furnish Tenant with:

     (i) A reproducible copy of a current survey ("Survey") (a topographical survey was provided by Landlord and is suitable for Tenant's needs) of the Leased Premises showing the legal description, the site area, the exact location of any encroachments, easements, area rights-of-way, and all other matters relating to the Leased Premises which are normally shown on detailed surveys, and otherwise prepared in accordance with the minimum standard requirements adopted by the American Land Title Association, which survey shall be prepared by a registered surveyor and shall be certified to Tenant and to the Title Company; and

     (ii) A preliminary commitment ("Title Commitment") by the Title Company. The Title Commitment shall set forth the state of title to the Leased Premises, together with all exceptions or conditions to such title, including, but not limited to, all easements, restrictions, rights-of-way, covenants, reservations, and all other encumbrances affecting the Leased Premises which would appear in an owner's tit1e policy, if issued. The Title Commitment shall contain the express commitment of the Title Company to issue a title insurance policy on ALTA Owner's Policy Form B-1970 (the "Title Policy"), insuring Landlord's and Tenant's interest in the Leased Premises. Tenant shall have the right to require such other endorsements to the Title Policy, such as contiguity and access endorsements, and such "insuring over" of title encumbrances and exceptions by the Title Company as

Tenant's counsel may reasonably request. At such time as Landlord causes the Title Commitment to be furnished to Tenant, Landlord shall further cause to be furnished to Tenant true, correct and legible copies of all instruments referred to in the Title Commitment as conditions or exceptions to title to the Leased Premises, including liens. On the Lease Commencement Date, Landlord shall cause the Title Policy, on ALTA's Owner's Policy Form B-1970, to be furnished to Tenant. The Tit1e Policy shall be issued in the amount set forth below and shall insure fee simple, indefeasible title to the Leased Premises in Landlord, as well as the marketability of such title, and shall insure Tenant's interest in the Leased Premises. The Title Policy may contain the Permitted Exceptions, but shall contain no other exceptions to title to the Leased Premises, other than the preprinted Schedule of Exclusions from Coverage contained in the foregoing ALTA form of Title Policy not otherwise insured by the endorsements (the Title Policy shall insure over (1) the rights or claims of parties in possession but not shown in public records, (2) easements or claims of easements not shown by the public records, (3) adverse claims created by artificial means, and (4) riparian right-of-way). Title insurance premiums in respect of the Title
Policy insuring Tenant's interest in the Leased Premises, including Mortgagee's coverage, if any, shall be payable by Landlord for a value up to Three Million Dollars ($3, 000,000).

     (c) Tenant shall have sixty (60) days from the last to be received of the Survey, the Title Commitment and legible copies of the full text of all instruments relating to the Title Exceptions and/or referred to in the Title Commitment to determine whether the state of facts revealed by the Survey and any of the Title Exceptions will, in Tenant's judgment, presently or in the future adversely affect title to the Leased Premises or the development and operation of the Hotel on a timely, economical and efficient basis. If, within such sixty (60) days, Tenant objects to any state of facts revealed by the Survey or to Title Exceptions (except the Permitted Exceptions) disclosed by the Title Commitment or by Tenant's independent title investigation, Tenant shall notify Landlord, and Landlord shall have sixty (60) days after the receipt of such notice to remove any state of facts or the Title exceptions objected to by Tenant. If Landlord does not correct the state of facts or the Title Exceptions objected to by Tenant within such sixty (60) days, Tenant will have the option, to be exercised within thirty (30) days following the expiration of such period, to (x) give Landlord additional time to correct the state of facts or eliminate the Title Exceptions objected to by Tenant, (y) waive Tenant's objections to said state of facts or Title Exception, or (z) terminate the Lease without further liability to either party.

     2.03  Economic Feasibility

     (a) Tenant shall, for one hundred fifty (150) days (or such other period where indicated below for a particular matter) after the Effective Date ("Feasibility Period"), conduct such investigations as Tenant deems necessary or appropriate to determine, in Tenant's sole discretion, whether construction and operation of the Hotel is economically and operationally feasible. During the Feasibility Period Tenant shall have the right to satisfy itself regarding all matters bearing on the feasibility of the Hotel construction and operation, including but not limited to:

          (i) Applicable laws, regulations and ordinances, including, without limitation, zoning laws and ordinances, which may have an impact upon the construction and operation of the Hotel;

          (ii) Ingress and egress to and from the Leased Premises and other matters relating to vehicular traffic flow and control;

          (iii) Water, soil and other conditions (including, but not limited to, potential methane and toxicity problems) affecting the Leased Premises; and

          (iv) Estimates of Hotel Development Costs (thirty (30) days after Landlord's approval of Hotel Schematic Documents as set forth in Section 2.06).

     (b) If Tenant determines during the Feasibility Period that the construction and operation of the Hotel is not feasible, Tenant shall give Landlord written notice to that effect, and the Lease shall automatically terminate without further liability to either party. If such notice is not given by the last day of the Feasibility Period (or such other period where specified above, if any, for a particular matter), development of the Hotel shall be deemed feasible, and Tenant's right to terminate the Lease for the reasons set forth in this Section 2.03 shall lapse and expire.



     2.04  Zoning and Public Approvals

     (a) Landlord represents that the Leased Premises are presently zoned such that the development and operation of the Hotel is permitted by such zoning laws. Tenant shall, during the Feasibility Period, satisfy itself that the applicable zoning ordinances will permit construction and operation of a hotel having up to two hundred sixty (260) guest rooms with a height of up to seven hundred eighty (780) feet above mean sea level and total parking requirements of two hundred ninety-five (295) spaces and that Tenant will be able to obtain all required Public Approvals when properly applied for. If Tenant is not so satisfied within such period, Tenant shall have the option to terminate the Lease pursuant to Section 2.03(b) without further liability to either party. If Tenant does not so notify Landlord within said period, Tenant's right under this Section to terminate the Lease shall be waived; provided, however, that if, due to causes beyond

Tenant's reasonable control, the zoning for the Leased Premises or the requirements for the Public Approvals are subsequently changed after the end of the Feasibility Period so as to prevent, limit or materially restrict the development or operation of the Hotel as initially contemplated by Landlord and Tenant, Tenant may terminate the Lease without further liability to Landlord.

     (b) Landlord shall, upon Tenant's request, take such action and execute and deliver such instruments as may be necessary or appropriate to permit Tenant to obtain all Public Approvals and easements or similar items which in Tenant's judgment may be necessary or desirable to permit development and operation of the Hotel upon the Leased Premises on an orderly, efficient, timely and economical basis. Tenant shall indemnify and hold Landlord harmless from and against any costs and liabilities incurred by Landlord resulting from Landlord's execution of such instruments for the Leased Premises as Tenant shall request.


     2.05  Water and Soil Conditions

     (a) Landlord represents that to the best of its knowledge there are no water, soil or other conditions, including hazardous wastes, affecting the Leased Premises which would prevent the economical construction or operation of the Hotel.

     (b) During the Feasibility Period, Tenant will, with all due diligence, within the one hundred fifty (150) day time limit set therefor in Section 2.03(a), proceed to obtain a soils study of the Leased Premises to determine if soil and other physical conditions (including, but not limited to, the presence of methane and soil toxicity) of the Leased Premises are such as to permit the construction of the Hotel thereon on an economically feasible basis. Tenant shall hold Landlord harmless from any liability that may arise due to such study. If Tenant determines after the receipt of such soils study that there are water, soil or other conditions on the Leased Premises that would prevent Tenant's intended use or will cause development of the Hotel to be economically not feasible, Tenant shall so notify Landlord in accordance with Section 2.03(b).



     2.06  Hotel Construction Documents

     Within thirty (30) days after the provisions of Section 2.02, 2.03, 2.04 and 2.05 have been fulfilled or waived by Tenant, and provided Tenant has not terminated the Lease, Tenant shall proceed (if Tenant has not yet proceeded) with due diligence to develop, or cause to be developed, schematic documents for the design of the Hotel ("Hotel Schematic Documents") in accordance with the Master Plan; provided, however, that Landlord is diligently proceeding with the design of its first office building on the Adjacent Tract. The Hotel Schematic Documents and the aesthetic treatment of exterior surfaces shall be subject to Landlord's approval, such approval not to be unreasonably withheld or delayed; provided, however, Landlord shall be deemed to have consented to brick, glass reinforced concrete and precast concrete for the exterior surfaces of the Hotel (including the enclosed passageway identified on Exhibit F-3). If Landlord shall reasonably disapprove of any part or portion of the Hotel Schematic Documents, Landlord shall so notify Tenant in writing within thirty (30) days after receipt of the Hotel Schematic Documents, specifying in detail the items disapproved by Landlord, the reasons for such disapproval, and any requested changes. In the event Landlord disapproves of the Hotel Schematic Documents, Tenant shall revise same and resubmit them to Landlord for Landlord's approval within thirty (30) days after receipt of Landlord's notice of disapproval in accordance with the provisions of this Section 2.06. In the event Landlord fails to notify Tenant within said thirty (30) day period, Landlord shall have been deemed to approve the Hotel Schematic Documents. After the approval of the Hotel Schematic Documents, Tenant shall develop, or cause to be developed, architectural designs, plans and specifications for the final design, constructing, furnishing and equipping of the Hotel ("Hotel Construction Documents") which shall be in substantial accordance with the approved Hotel Schematic Documents. In the event there is a material change in the Hotel Construction Documents of an item previously approved by Landlord as part of its approval of the

Hotel Schematic Documents, such change shall be subject to the provisions of this Section 2.06, and Tenant shall secure the approval of Landlord to such change in the same manner and to the same extent provided for in the approval of the Hotel Schematic Documents originally approved. As soon as the Hotel Construction Documents are complete Tenant will evaluate competitive bids for the Hotel Development Costs of construction of the Hotel, with the objective of obtaining such bids within forty-five (45) days. If after receiving said bids Tenant determines that the Hotel Development Costs for the Hotel will exceed Tenant's original estimate determined during the Feasibility Period, Tenant will have the option to terminate the Lease; provided, however, if Tenant elects to terminate this Lease solely because of the provisions of this Section 2.06 following the end of the Feasibility Period, Tenant shall pay Landlord as liquidated damages and not as a penalty the sum of Two Hundred Thousand Dollars ($200,000), provided further that such liquidated damages shall not be paid if a substantial portion of the cost increase is attributable in whole or in part to causes which are not under Tenant's reasonable control. If Tenant does not so exercise its option to terminate the Lease for the reasons set forth in this Section, such right to terminate shall be waived.

     2.07  Building Permit, Construction

     Promptly after completion of the Hotel Construction Documents and provided that Landlord has obtained the required approvals pursuant to Section 2.10(d), but no later than forty-five (45) days after such completion provided that Landlord has obtained the required approvals pursuant to Section 2.10(d) (subject to Unavoidable Delay), Tenant shall proceed to file an application for a building permit for the Hotel with the appropriate public office having jurisdiction over such matters and diligently pursue the issuance of such permit. If the permit is not issued within ninety (90) days after it has been properly applied for or if such permit is issued subject to terms and conditions not anticipated by Tenant, the effect of either of which would result in Tenant's original estimate of the Hotel Development Costs being exceeded, Tenant shall have the option to terminate the Lease by giving Landlord written notice to such effect; provided, however, that Tenant shall pay Landlord liquidated damages and not as a penalty the sum of Two Hundred Thousand Dollars ($200,000) unless the failure to obtain the permit is due to causes beyond the reasonable control of Tenant.



     2.08  Lease Commencement Date

     If all of the provisions and conditions of Sections 2.02 through 2.05 have been fulfilled or waived by Tenant, Landlord shall promptly deliver possession of the Leased Premises at rough grade with no structures thereon to Tenant and the date of such delivery shall be the "Lease Commencement Date". The Lease Commencement Date will be evidenced in a certificate in recordable form executed by Landlord and Tenant and shall be promptly recorded by Tenant.


     2.09  Construction of Tenant Improvements

     (a) After the Lease Commencement Date, and provided that Landlord has commenced construction of its first office building on the Adjacent Tract, Tenant shall mobilize or cause to be mobilized the contractors, subcontractors, suppliers and materialmen to commence construction of the Hotel. If such commencement of construction is delayed due to Unavoidable Delay for more than one hundred twenty (120) days after the issuance of the building permit and such delays will cause Tenant's original estimate of the Hotel Development Costs to be exceeded, Tenant shall have the right to terminate the Lease by giving Landlord written notice to such effect within such one hundred twenty (120) days; provided, however, that Tenant shall pay Landlord as liquidated damages and not as a penalty the sum of Two Hundred Thousand Dollars ($200,000). Tenant's failure to give Landlord such notice shall be deemed a waiver by Tenant of its rights to terminate the Lease for the reasons specified in this Section.

     (b) After Tenant has commenced construction of the Hotel and provided that Landlord is proceeding with all due diligence to construct and complete its first office building and the Common Area in accordance with Section 2.l0(b)(i), Tenant agrees that it shall substantially complete the Hotel and all attendant improvements on the Leased Premises in accordance with the Hotel Construction Documents and all applicable laws, codes and ordinances, and shall install its Trade Equipment therein and shall open the Hotel for business within eighteen (18) months from the commencement of construction, subject to the occurrence of Unavoidable Delays. The Hotel will, when completed, comply with all applicable laws and regulations, federal, state and municipal, and upon such completion Tenant will obtain and deliver to Landlord a photocopy of each temporary certificate of occupancy and of the final certificate of occupancy before the Hotel shall be occupied by Tenant, except that if a temporary certificate of occupancy shall be issued, Tenant may occupy the Leased Premises under the provisions of such certificate and except further that if a certificate for any part of the Hotel shall be issued, Tenant may occupy the part so certified under the provisions of such certificate.


     2.10  Landlord Responsibilities

     (a) Landlord agrees, at its sole cost and expense, to bring water, storm and sanitary sewer, electric, gas and telephone utility lines of adequate size and capacity to serve the Leased Premises as reasonably determined by Tenant to the property line of the Leased Premises at locations as Tenant shall reasonably request. Landlord shall complete its obligations under this Section 2.10(a) no later than the Construction Commencement Date.

        (b) Landlord agrees, at its sole cost and expense, to complete (i) that portion of the Common Area, including the landscaping thereof, identified on Exhibit "F-1", (ii) the structure for the commercial space located adjacent to the Hotel as identified on Exhibit "F-2", and (iii) the enclosed passageway as identified on Exhibit "F-3", on or before the completion of the Hotel and in accordance with the Master Plan. Landlord agrees that any subsequent tenant construction in the area identified as the commercial space on Exhibit "F-2"
(or any other area on the Adjacent Tract) shall be performed in such a manner as to minimize disruption to the operation of the Hotel and in accordance with
Section 2.10(c).

        (c) Landlord agrees that all construction on the Adjacent Tract shall be performed in a safe and responsible manner and no hazardous condition or physical nuisance will be created or allowed to exist on the Adjacent Tract. Landlord agrees that no area set forth in the Master Plan shall be utilized in any of its construction on the Adjacent Tract, including the roadways or other areas for the staging of construction material, from and after the Opening Date. Landlord further agrees that it will construct or cause to be constructed separate construction roads for use by all construction vehicles for all construction development on the Adjacent Tract. Additionally, Landlord shall erect and maintain during the course of construction one or more construction barricades or other protective devices to provide adequate protection to, and screening for, the public, and Landlord agrees to maintain the same until completion of construction. The barricades or other protective devices shall be painted to provide a neat appearance and shall be properly maintained in good repair. Notwithstanding anything to the contrary, Landlord shall make all reasonable efforts to minimize disruption to the operations of the Hotel from any construction on the Adjacent Tract from and after the Opening Date.

        (d) Notwithstanding any other provisions of the Lease to the contrary, Landlord agrees that it shall be responsible for obtaining all necessary zoning, specific site approvals, FAA approvals, Metropolitan Sanitation District approvals, Environmental Protection Agency approvals, and Illinois Department of Transportation approvals for all curb cuts in accordance with the Master Plan. Landlord shall obtain and provide proof of such approvals to Tenant on or before the end of the Feasibility Period. In the event Landlord is unable to obtain the aforementioned approvals by the end of the Feasibility Period, Tenant, at its option, may grant Landlord additional time to obtain such approvals or terminate the Lease upon fifteen (15) days' prior written notice without liability to Landlord or Tenant.

        2.11  Methane Gas
              -----------

        Landlord and Tenant acknowledge that their preliminary soil tests have disclosed the existence of methane gas in subsurface areas on both the Leased Premises and the Adjacent Tract. Landlord and Tenant further acknowledge that their respective construction activities on the Leased Premises and Adjacent Tract may cause the migration of methane gas between the Leased Premises and the Adjacent Tract. Therefore, Landlord and Tenant agree that their construction activities on the Adjacent Tract and Leased Premises, respectively, shall be performed in a manner which minimizes the possible migration of methane gas between the Adjacent Tract and Leased Premises in accordance with sound engineering practices.



        2.12  Soil Toxicity
              -------------

        (a) Landlord and Tenant recognize that preliminary soils reports indicate the presence of certain toxic substances on the Adjacent Tract. Although the preliminary soils reports indicate that such levels are below maximum allowable governmental limits, the specific nature and extent of such conditions are not sufficiently established at this time. In the event Landlord reasonably determines, based on soils analysis and sound engineering principles, that the additional cost to Landlord to correct and meet applicable governmental requirements with respect to toxic substances present on the Adjacent Tract exceeds Five Million Dollars ($5,000,000),

Landlord may elect to terminate its project on the Adjacent Tract and, if so, the Lease, upon fifteen (15) days' prior notice to Tenant. In the event Landlord has (i) not provided such notice on or before one hundred fifty (150) days after the Effective Date, or (ii) delivered the Leased Premises to Tenant, Landlord shall be deemed to have waived this right of termination. Landlord agrees to notify Tenant as soon as reasonably practicable whether or not it will elect to waive this condition and proceed. Notwithstanding the foregoing, Tenant shall not be obligated to comply with the provisions of Section 2.06 unless Landlord waives this right of termination. In the event Landlord elects to terminate the Lease in accordance with the provisions of this Section, Landlord agrees to reimburse Tenant for all reasonable out-of-pocket costs incurred by Tenant from and after the Effective Date to the date of such termination.

        (b) Landlord and Tenant recognize that both parties have certain rights to terminate the Lease as elsewhere provided herein for soil toxicity problems. However, in the event neither party elects to terminate the Lease, both parties agree to take whatever corrective action or other action that may be required to meet all applicable governmental regulations in the construction of their respective improvements. However, in the event corrective action is required by applicable governmental authorities with respect to toxic substances located on the Leased Premises after the

Lease Commencement Date, Landlord agrees to bear a proportionate share of the cost of any such corrective work required to meet the then existing applicable governmental regulations with respect to toxic substances. Such proportionate share shall be a percentage of the reasonable cost of such corrective action, the numerator of which percentage shall equal the period of time between the Lease Commencement Date to the date such corrective action is completed, and the denominator of which shall equal the Initial Term; provided, further, that to the extent Tenant has not provided notice of termination pursuant to Section 3.03, the denominator shall be increased to the end of the then current Extended Term.

                               END OF ARTICLE TWO

                                  ARTICLE THREE

                                      TERM
                                      ----


        3.01  Initial Term
              ------------

        The Lease shall be effective as of the Effective Date. The Initial Term shall begin on the Lease Commencement Date and continue thereafter for a period comprised of the following three (3) time segments:

        (a) The period of time beginning on the Lease Commencement Date and continuing up to (but not including) the Opening Date;

        (b) Any Partial Fiscal Year that may occur between and commencing with the Opening Date and the first day of Tenant's first full Fiscal Year commencing after the Opening Date; and

        (c) Twenty-five (25) Fiscal Years thereafter beginning on the first day of the first full Fiscal Year commencing after the Opening Date.



        3.02  Extensions of Term
              ------------------

        (a) If Tenant has not given notice of its intention to terminate pursuant to Section 3.03 or the Lease has not been sooner terminated, the Term of the Lease shall automatically be extended on the same terms and conditions as set forth herein for each of five (5) consecutive Extended Terms. In addition, provided no notice of termination has been given pursuant to Section 3.03, Tenant, by notice delivered to

Landlord no later than thirty (30) days before the expiration of the then current Term of the Lease, may elect to extend the Term of the Lease for more than one (1) Extended Term, subject to the provisions of Section 3.02(b).

        (b) The maximum Term Of the Lease shall be seventy-five (75) full Fiscal Years, plus the time that shall have elapsed between the Effective Date and the first day of the first full Fiscal Year commencing after the Opening Date.

        (c) If Tenant shall elect that the Term of the Lease not be extended, Tenant shall so notify Landlord in accordance with Section 3.03 (and such notice shall reference this Section and Landlord's obligation to provide notice to holders of Leasehold Mortgages as hereinafter set forth). Landlord shall give notice to the holders of all Leasehold Mortgages as herein provided of the election not to extend the Term of the Lease, and such election not to extend shall be suspended until sixty (60) days after said notice. Any such holder of a Leasehold Mortgage may, before the expiration of said sixty (60) day period, cancel such election not to extend, either as attorney-in-fact for Tenant or in the name of such holder or in the name of such holder's nominee, and thereupon the Term of the Lease shall be deemed renewed and extended in favor of Tenant or such holder or its nominee, as shall be specified in said notice, without necessity for the execution or delivery of any further instrument, and if such holder has specified itself or its nominee, at the request of Landlord or such holder or its nominee, Landlord and such holder or its nominee shall thereupon enter into a new lease for said extended Term in accordance with the terms and conditions of Section 6.01(b)(vi).



        3.03  Notice of Termination
              ---------------------

        Tenant may terminate the Lease at the end of the Initial Term or at the end of any Extended Term upon written notice given pursuant to Section 13.07 not less than twenty-four (24) calendar months prior to the expiration of the then current Lease Term.

                              END OF ARTICLE THREE

                                  ARTICLE FOUR

                                    RENTALS
                                    -------


     4.01  Rentals

     The Rental Commencement Date shall be the Construction Commencement Date, subject to the provisions of Section 4.05. Tenant covenants to pay Landlord Rental for the Leased Premises during the Initial Term and each Extended Term as follows:

     (a) Subject to the provisions of Section 4.05, commencing with the Construction Commencement Date and continuing to the Opening Date, a Rental equal to One Hundred Fifty Thousand Dollars ($150,000) per Fiscal Year payable in thirteen (13) equal installments on the first day of each Accounting Period. Rental for any Partial Accounting Period between the Construction Commencement Date and the beginning of Tenant's first full Accounting Period thereafter will be prorated and paid on the first day of the first full Accounting Period.

     (b) Subject to the provisions of Section 4.05, commencing with the Opening Date and continuing to the end of the Lease Term, Rentals shall be paid in an amount equal to the greater of:

         (1) A minimum rental ("Minimum Rental") equal to Three Hundred Thousand Dollars ($300,000) per Fiscal Year for each Fiscal Year; or

     (2) Percentage rental ("Percentage Rental") equal to three percent (3%) of Annual Gross Room Sales.



     4.02  Payment of Rental Commencing with Opening Date

     (a) Annual Minimum Rental shall be paid in thirteen (13) equal installments of Twenty-three Thousand Seventy-six Dollars and Ninety-two
Cents ($23,076.92) on the first day of each Accounting Period commencing with the first Accounting Period immediately after the Opening Date. Minimum Rental for any Partial Accounting Period between the Opening Date and the beginning of Tenant's first full Accounting Period thereafter will be prorated and paid on the first day of the first full Accounting Period, and Minimum Rental for any Partial Fiscal Year shall be computed by multiplying the annual Minimum Rental by a fraction, the numerator of which is the number of days in such Partial Fiscal Year and the denominator of which is three hundred and sixty-five (365). Payments for any Partial Fiscal Year shall be made during such Partial Fiscal Year in the same manner and at the same times as payments are to be made during a full Fiscal Year as provided in this Section.

     (b) Percentage Rental, if any, shall be paid four (4) times each Fiscal Year by the twentieth (20th) day following the end of the Accounting Periods which end closest to the 1st day of March, June, September and December of each calendar year. Any payments of Minimum Rental paid to the date of the payment of the Percentage Rental shall be credited to the amount of Percentage Rental then due.

     4.03  Place for Payment of Rentals
           ----------------------------

     All Rental payments shall be made in lawful money of the United States of America and shall be paid to Landlord at Landlord's address as set forth in the first paragraph of the Lease or to such other parties and/or to such other address as Landlord may from time to time designate in writing to Tenant.



     4.04  Records, Reports of Sales
           -------------------------

     (a) Tenant shall keep at its principal business office records of the Annual Gross Room Sales for a period of not less than three (3) years after the expiration of the Fiscal Year to which such records relate and upon request shall furnish Landlord true and accurate statements thereof. Within ninety (90) days following the close of each Fiscal Year after the Opening Date, Tenant shall deliver to Landlord a statement of Tenant's chief accounting officer, certifying the Hotel's Annual Gross Room Sales for the Partial Fiscal Year or the Fiscal Year ended, as the case may be. The parties shall promptly, by cash payment, make any adjustments in the total Rental paid in respect of any Fiscal Year or Partial Fiscal Year necessary in view of the final Annual Gross Room Sales figures set forth in such statement.

     (b) If Landlord desires at its own expense to audit the statement of such Annual Gross Room Sales and supporting records and data, Landlord shall cause such audit to commence within ninety (90) days following delivery of such statement to Landlord and to be completed within ninety (90) days thereafter. If Landlord does not so audit, then such statement shall be deemed to be conclusively accepted by Landlord as being correct, and Landlord shall have no right thereafter to question or examine the same. If the audit discloses an understatement of Annual Gross Room Sales, Tenant shall immediately pay Landlord the additional Rental found to be due plus interest thereon calculated from the date Rental should have been paid at the then prime rate of the Bankers Trust Company of New York City, New York (the "Lease Interest Rate"). However, if the audit discloses Rental has been overpaid by Tenant, the excess plus interest thereon calculated from the date such excess Rental was paid at the Lease Interest Rate shall be applied to any amounts then due Landlord by Tenant, and the balance, if any, shall be refunded to Tenant. If Landlord's audit discloses an error in total payment of Rental for any Fiscal Year so audited which is in excess of three percent (3%), Tenant shall pay for the reasonable cost of Landlord's audit.

     (c) Landlord shall keep all information regarding Annual Gross Room Sales in strict confidence and shall not divulge such information to third parties except Landlord's mortgagees, prospective purchasers or as may be required by applicable law.

     4.05 Rental Abatement
          ----------------

     Notwithstanding the fact that the Construction Commencement Date has occurred, the Rental Commencement Date shall be delayed until Landlord has (i) received the foundation permit (or such other permit which provides for the commencement of foundation work) from the Village of Rosemont Director of Public Works necessary for the construction of its first office building, and (ii) commenced construction on its first office building and Common Area [in accordance with Section 2.l0(b)(i)] on the Adjacent Tract in accordance with the Master Plan. In the event that Landlord commences construction but fails to diligently pursue such construction to completion, subject to Unavoidable Delays, Rental shall be abated for such period; provided, however, Tenant has notified Landlord of Landlord's failure to diligently pursue such construction to completion in accordance with the provisions of Section 13.07 and such failure continues for a period of ten (10) days after receipt of notice thereof, and provided further that Tenant need not provide Landlord with the aforesaid notice and opportunity to cure more than two (2) times.

                               END OF ARTICLE FOUR

                                  ARTICLE FIVE

                                USE AND OCCUPANCY
                                -----------------


     5.01 Quiet Possession
          ----------------

     (a) Landlord warrants that the physical condition of the Leased Premises as of the Lease Commencement Date will be substantially identical to its physical condition as of the Effective Date, and Landlord will not undertake any improvements or demolitions on the Leased Premises (other than to rough grade the Leased Premises and provide the Hotel utilities pursuant to Section 2.10) prior to the Lease Commencement Date without the written approval of Tenant.

     (b) Possession of the Leased Premises will be delivered to Tenant on the Lease Commencement Date, and beginning on the Lease Commencement Date, Tenant shall, subject to an Event of Default, quietly hold, occupy and enjoy the Leased Premises throughout the Initial Term and any Extended Term without any hindrance, ejection or molestation by Landlord or anyone claiming under or through Landlord.

     5.02 Use
          ---

     (a) Promptly after the Lease Commencement Date and providing that Landlord has commenced construction of its first office building and is diligently proceeding to complete such office building, Tenant shall commence construction of the Hotel and shall complete the same with all due diligence subject, however, to Unavoidable Delay and except as otherwise provided in
Section 2.09. Prior to the Opening Date, Tenant shall use and occupy the Leased Premises solely for the purpose of constructing the Hotel in accordance with the provisions of Article Two.

     (b) Upon the Opening Date Tenant shall use the Leased Premises for the operation and maintenance of an all-suite hotel (including ancillary uses) of the kind and character at least comparable to other suite hotels operated or managed by Tenant under the trade name "Marriott" (if any) and for no other uses or purposes except as expressly permitted under the terms of this Lease for a period of eight (8) years after the Lease Commencement Date, subject to the rights of any Leasehold Mortgagee and assignee pursuant to Sections 11.02(d) and
11.03. Tenant will use and occupy the Leased Premises only for lawful purposes, and in accordance with Section 5.09.

     5.03 Signs
          -----

     (a) At Tenant's request, Landlord shall join in or consent to any application for sign permits in which Landlord's consent may be necessary. Landlord recognizes and agrees that Tenant's signage will be generally in accordance with signage that Tenant utilizes on other properties owned, leased or managed by Tenant.

     (b) Tenant agrees not to place signage on the east side of the Hotel building (except directional and identification signage below the second floor of the Hotel which identifies an entrance to the Hotel and does not exceed thirteen (13) inches in height), or construct signage attached to the highest horizontal surface of the Hotel building which is at a greater height than the highest vertical surface of the Hotel building, without the prior written approval of Landlord. Any directional signage which Tenant may erect on the Leased Premises (as opposed to the Hotel building) shall be compatible with the remainder of the improvements on the Leased Premises.

     (c) Landlord agrees that it will construct and maintain, at its cost and expense, prior to the Opening Date, "monument" type signs in the two locations (one of which will be at the entrance to Higgins Road and one of which will be at the entrance to River Road) in accordance with Exhibit "G" hereto and include Tenant on such signage in as prominent a manner as any other entity identified on such signage. The design of said signage will be subject to Tenant's prior approval, such approval not to be unreasonably withheld or delayed. In the event Landlord fails to construct such signage including Tenant as aforesaid, Landlord agrees to grant Tenant, within fifteen (15) days of Tenant's request, an easement on the Adjacent Tract at such location or locations (but no more than two locations) as Tenant shall request to erect the signage. In addition, Tenant may also erect such other signage as it deems reasonably necessary on the Leased Premises for directional purposes. When constructed, such signage shall be reasonably compatible with Landlord's signage on the Adjacent Tract, to the extent Landlord has established criteria for such signage.

     (d) Nothing contained in this Section 5.03 will abrogate the provisions of
Section 13.01.


     5.04 Easements
          ---------

     (a) Landlord and Tenant will grant or join in granting and, if necessary, modifying or abandoning such rights-of-way, easements and other interests as may be reasonably required to provide the Leased Premises and the Adjacent Tract with ingress and egress, and electric, telephone, gas, water, sewer and other public utilities useful or necessary to the proper economic development and operation of the Hotel and the Improvements on the Adjacent Tract, provided that the locations of any such easement areas are approved by both Landlord and Tenant, such approvals not to be unreasonably withheld or delayed.

     (b) Landlord hereby grants Tenant, its agents, employees and invitees an irrevocable, perpetual and non-exclusive easement for ingress and egress for pedestrian and vehicular traffic in, over and through the Common Areas located on the Adjacent Tract, as appropriate, and an easement for ingress and egress for pedestrian traffic in, over and through the enclosed walkway on the Adjacent Tract between the Hotel building and Landlord's first office building in accordance with the Master Plan and all commercial and retail areas as shall be developed on the Adjacent Tract. The burden of this easement shall run with and bind title to the Adjacent Tract and upon each person from time to time holding such title of record. The benefit of this easement shall run with and only with the title to the Leased Premises and with each person from time to time holding such title of record. If requested by either party, Landlord and Tenant shall execute a separate agreement, in recordable form, evidencing the easement granted herein.

     (c) Tenant hereby grants Landlord, its agents, employees and invitees an irrevocable, perpetual and non-exclusive easement for ingress and egress for pedestrian and vehicular traffic in, over and through the Common Areas located on the Leased Premises. The burden of this easement shall run with and bind title to the Leased Premises and upon each person from time to time holding such title of record. The benefit of this easement shall run with and only with the title to the Adjacent Tract and with each person from time to time holding such title of record. Notwithstanding the foregoing, in the event vehicular traffic created by the improvements or the use thereof on the Adjacent Tract or Leased Premises results in insufficient parking spaces being available respectively on the Leased Premises or Adjacent Tract as reasonably determined by Tenant or Landlord, as appropriate, either party, after consultation with the other party, may erect such barriers or other impediments and/or establish other controls (including, but not limited to, metering) as it deems appropriate to prevent or limit the flow of vehicular traffic between the Hotel parking lot and parking areas to the south of the Hotel parking as shown on Exhibit "H".

     (d) Landlord and Tenant have agreed that there will be a common location for satellite and telecommunications equipment for the Hotel and Landlord's improvements on the Adjacent Tract. Accordingly, Landlord hereby grants Tenant a perpetual and non-exclusive easement for the Term of this Lease in, over and through the Adjacent Tract at such location or locations mutually and reasonably agreed to by Landlord and Tenant for the location, installation, maintenance and repair of such satellite and telecommunications equipment and all related equipment including, but not limited to, conduit and signal amplification equipment. The burden of this easement shall run with and bind title to the Adjacent Tract during the Term of this Lease and upon each person from time to time holding such title of record. The benefit of this easement shall run with and only with the title to the Leased Premises and with each person from time to time holding such title of record. If requested by either party, Landlord and Tenant shall execute a separate agreement, in recordable form, evidencing the easement granted herein.

     5.05 Improvements; Personal Property
          -------------------------------

     (a) Tenant shall have the right, subject to full compliance with applicable law and subject, further, to the provisions of Section 5.02, at any time and from time to time during the Term of the Lease, to construct, alter, repair, remodel and/or replace any and all improvements on the Leased Premises and to demolish, raze or otherwise remove the same, provided that within twenty-four (24) months from the removal of the Hotel building there shall be erected in the place thereof improvements having facilities equal to or better than the building removed, or such other improvements as Tenant may elect to construct pursuant to Section 5.14. If the estimated cost of such construction, alteration, repair or replacement (i) is Three Million Dollars ($3,000,000) or more (as such amount shall be increased by the Price Index from the Opening Date to the anticipated date of the start of such construction), or (ii) alters the exterior treatment of the improvement, Landlord shall have the same approval rights and obligations with respect to such construction, alteration, repair or replacement as are contained in Section 2.06. Notwithstanding the foregoing, Tenant shall not be obligated to re-erect any outbuildings, recreational facilities, service buildings, maintenance sheds or the like. All such improvements and any and all subsequent alterations, modifications, enlargements, additions and replacements made by Tenant during the Initial Term and any Extended Term

(including furniture, furnishings, Trade Equipment, inventories and any other items of personal property (as further described in subsection (b) of this Section) used on or in connection with the Leased Premises) shall be collectively referred to as "Tenant's Investment." Tenant's Investment shall be and remain the property of Tenant throughout the Initial and any Extended Terms of the Lease, and Tenant shall be entitled to claim depreciation or amortization of all leasehold improvements and tax credits arising from ownership thereof. Landlord agrees to execute reasonable documentation evidencing same promptly upon Tenant's request. Tenant's Investment shall be considered a part of Tenant's leasehold interest for purposes of Article Eight. Subject to the provisions of subsection (c) of this Section 5.05, upon termination or expiration of Term of the Lease, title to that portion of Tenant's Investment consisting of permanent improvements, and building structures, including all alterations, modifications, enlargements, additions and replacements (but not any furnishings, furniture, Trade Equipment, inventories, and any other items of personal property described in subsection (c) of this Section 5.05, shall be deemed to be and become part of the realty and the sole and absolute property of Landlord as of expiration or termination of the Lease and shall be surrendered to Landlord at that time in a good and reasonably clean condition, free and clear of the liens of mortgages, deeds of trust, liens of mechanics, laborers or materialmen, and all other liens and encumbrances other than any such liens and encumbrances incurred by or agreed to by Landlord (other than a Leasehold Mortgage permitted pursuant to Article Six).

     (b) Title to Tenant's Investment shall not vest in Landlord if a new lease is given to a Leasehold Mortgagee (or its nominee or designee) as provided for in Section 6.0l(b)(vi), and the Leasehold Mortgagee (or its nominee or designee), its successors or assigns shall have the right to claim depreciation or amortization of all leasehold improvements and tax credits arising from ownership of Tenant's Investment, but title to Tenant's Investment shall vest in Landlord upon termination of such new lease.

     (c) All items of furnishings, Trade Equipment, inventories and other items of personal property purchased by Tenant for use on the Leased Premises shall remain the property of Tenant regardless of termination of the Lease or expiration of its Term. Tenant shall remove from the Leased Premises all such personal property within twenty-five (25) days after the termination or expiration of the Lease and shall repair at Tenant's cost any damage to the Leased Premises caused by such removal. The phrase "Personal Property" shall include, but not be limited to, the following, regardless of their characterization under local law: (i) all Trade Equipment, notwithstanding the fact that the same may be nailed or screwed or otherwise attached or affixed to the real property, and (ii) any signs or other items containing the name "Marriott" or any Marriott trade name, trademark, symbol, logo or design, regardless of whether they are attached or affixed to the real property.



     5.06 Liens
          -----

     If at any time during the Initial Term or Extended Terms, whether during the period of construction or reconstruction of buildings, or at any other time, any liens of mechanics, laborers or materialmen shall be filed against the Leased Premises or any part thereof relating to work authorized or approved by Tenant or anyone claiming by or under Tenant in respect of the Leased Premises, Tenant shall, at its expense, cause the same to be discharged, by payment, bonding or otherwise as provided by law, within thirty (30) days after Tenant receives notice that the lien was filed, except for such liens that may have been incurred by Landlord arising from Landlord's actions. Nothing herein contained shall in any way prejudice the rights of Tenant to contest to final judgment or decree any such lien prior to payment thereof. Tenant, upon reasonable notice and request in writing from Landlord, shall also defend for Landlord, at Tenant's expense, any action, suit or proceeding which may be brought on or for the enforcement of any such lien and shall pay damages and satisfy and discharge any judgment entered in such action, suit or proceeding and save Landlord harmless from any liability, claim, or damages resulting therefrom where such lien, judgment, suit or proceeding arises from the action of Tenant, its agents, employees and independent contractors in constructing or operating the Hotel. In the event such lien has been incurred by Landlord or arises from Landlord's action or by anyone claiming by or under Landlord, Landlord shall have the same obligations as are required of Tenant pursuant to the provisions of this Section, and Landlord, upon reasonable notice and request in writing from Tenant, shall then defend Tenant, at Landlord's expense, from any action, suit or proceeding which may be brought on or for the enforcement of any such lien and shall pay damages and satisfy and discharge any judgment entered in such action, suit or proceeding and save Tenant harmless from any liability, claim, or damages resulting therefrom.



     5.07 Operational Licenses and Permits
          --------------------------------

     Tenant shall apply for hotel, restaurant and alcoholic beverage licenses and any other permits or licenses necessary for the operation of the Hotel as soon as such applications can appropriately be made. If it is determined that any of such licenses or permits, after being timely and properly applied for, cannot be obtained by Tenant for any reason beyond Tenant's control and the failure to obtain such licenses or permits adversely affects the operation of the Hotel as determined by Tenant in Tenant's reasonable judgment,

Tenant may terminate the Lease by giving written notice thereof to Landlord at any time, notwithstanding the occurrence of the Lease Commencement Date. Landlord agrees upon request of Tenant to sign promptly and without a charge therefor any applications for such licenses and permits as may be required by Tenant for the construction, conduct or operation on the Leased Premises of the Hotel and the business contemplated by the Lease, including, without limitation, applications for licenses and permits for the sale of alcoholic beverages and any other licenses where the signature of Landlord or owner is required by applicable laws in force at the time, or as may be reasonably desired by Tenant. The cost of obtaining any such licenses and permits shall be borne by Tenant. Tenant shall indemnify and hold Landlord harmless from all liability, claims, costs and expenses which Landlord may incur by reason of having signed any such application or applications, other than liabilities, claims costs and expenses occasioned by Landlord's gross negligence or willful misconduct.



     5.08  Maintenance
           -----------

     (a) Tenant shall, throughout the Term of the Lease, at its sole cost and expense, keep the Leased Premises and all buildings and improvements now or at any time erected thereon and all Personal Property and Trade Fixtures installed therein in first-class order and repair and in a safe, clean and sanitary condition, ordinary wear and tear excepted, and shall make all necessary repairs and replacements, whether structural or non-structural, interior and exterior, ordinary or extraordinary, foreseen or unforeseen, to all improvements, buildings, Trade Fixtures and Personal Property located on the Leased Premises.

     (b) Landlord shall not be obligated to make any of the repairs, replacements, renewals or substitutions of any kind or nature to the Leased Premises or any buildings, improvements, Personal Property or Trade Fixtures now or hereafter located thereon except for repairs, replacements, renewals or substitutions due to damage caused by the negligent acts or omissions of Landlord or Landlord's officers, agents, or employees; provided, however, in the event such damage is covered and compensated by the insurance policy Tenant is required to maintain hereunder, such repair, replacement, renewal or substitution shall be made by Tenant from the proceeds of such insurance policy (it being understood that Landlord shall be responsible for the payment of any deductible or other damage not compensated by such insurance policy).

     (c) The Leased Premises, together with all improvements and buildings located thereon, together with all alterations, additions, substitutions and replacements thereof, shall be surrendered to Landlord upon the expiration or termination of the Term of the Lease in first-class order and condition, reasonable wear and tear excepted.

     5.09  Compliance with Laws
           --------------------

     (a) Tenant shall, throughout the Term of the Lease, at its sole cost and expense, promptly comply with all laws and regulations of governmental entities having jurisdiction over the Leased Premises, and all policies of insurance applicable to the Leased Premises.

     (b) Tenant may, after written notice to Landlord, by appropriate proceedings conducted promptly at Tenant's expenses, in Tenant's name, and/or wherever necessary in Landlord's name, contest in good faith the validity or enforcement of any such law or regulation, and Tenant may defer compliance with the same during such contest, provided Tenant diligently prosecutes such contest to a final determination by the authority having jurisdiction thereof, and providing such contest and deferment do not subject Landlord to any fine, penalty or other civil or criminal liability. Tenant shall indemnify and hold Landlord harmless from all fines, penalties, suits, costs and expenses arising out of Tenant's contest of any such law or regulation.



     5.10  Impositions
           -----------

     (a) Commencing with the Rental Commencement Date, all Impositions which shall thereafter be properly made, levied, assessed, or imposed by a governmental authority directly and solely upon the Leased Premises or any improvements constructed thereon for the Term of the Lease shall be the responsibility of, and paid by, Tenant; and Tenant shall save Landlord harmless from any charges, costs, expenses and/or liability therefor. Payment of Impositions shall be made directly to the taxing authority making such levy, and, if Impositions may be paid in installments, Tenant may do so. Upon request, Tenant shall deliver to Landlord copies of the official receipts of such taxing authorities or other proof evidencing timely satisfaction of Tenant's obligation to pay Impositions. Impositions attributable to the Leased Premises for the period prior to the Rental Commencement Date and after the Term of the Lease shall be the sole responsibility of Landlord. Landlord shall use its best efforts to cause the Leased Premises to be assessed as a separate and distinct tax lot and shall forward or cause to be forwarded any tax bills or tax-related correspondence to Tenant in a prompt and timely manner. In the event the Leased Premises and/or the Hotel are not separately assessed but are part of a single "Tax Parcel", Tenant shall pay a proportionate share of all Impositions which may be levied or assessed by the lawful taxing authorities against the land, buildings and all other improvements within the Tax Parcel, which proportionate share shall be (i) the Impositions levied with respect to such tax year against the land comprising the Tax Parcel multiplied by a fraction, the numerator of which shall be the number of acres in the Leased Premises and the denominator of which shall be the number of acres in the Tax Parcel, plus (ii) if the Hotel is not separately assessed and if the parties are unable to obtain an "assessor's certificate" as described below, then from and after the date the Hotel shall first be assessed for tax purposes, the Impositions levied or assessed against improvements located upon the Tax Parcel, multiplied by a fraction of which the numerator shall be the number of gross square feet in the Hotel and of which the denominator shall be the number of gross square feet of all buildings within the Tax Parcel as of the last day of the calendar year in which such taxes are due and payable; provided, however, that the parties shall request the taxing authority to issue an assessor's certificate showing the allocation of the improvement assessment for the Tax Parcel attributable to the Hotel which, if issued, shall be utilized along with the applicable tax rate to determine Tenant's liability for Impositions attributable to the Hotel. The term "Tax Parcel" as used herein shall mean any land greater in size for which a tax bill is issued by the appropriate governmental agency and which includes the Leased Premises.

     (b) Anything in the Lease to the contrary notwithstanding, Tenant shall not be required to pay any Imposition in the nature of an income, estate, or inheritance tax imposed because of Landlord's receipt of Rental payments from Tenant or because of Landlord's ownership of the fee title to the Leased Premises or because of Landlord's interest in the Lease.

     5.11  Right to Contest Impositions
           ----------------------------

     Tenant may, at any time, in good faith and upon reasonable grounds, dispute or contest the validity of the whole or any part of any Impositions or penalties and claims with respect thereto, upon the Leased Premises and any improvements, buildings, Trade Fixtures or Personal Property located thereon, defend against the same, and may in good faith diligently conduct any necessary proceedings to prevent and avoid the same. Tenant shall not, in the event of and during the bona fide and diligent prosecution of such proceeding, be taken to be in default in respect to the subject matter of such proceeding so long as Tenant complies with the provisions of this Section. Tenant further agrees that any such contest shall be prosecuted to a final conclusion as speedily as is reasonably possible. Landlord agrees to render to Tenant any and all reasonable assistance, at no cost to Tenant, in contesting the validity or amount of any Impositions, including (if required) joining in the signing of any protests or pleadings which Tenant may reasonably deem advisable to file. During any such contest, Tenant shall (by payment or bonding of such disputed Impositions, if necessary): prevent any foreclosure of, or any divesting thereby of Landlord's interest in the Leased Premises; prevent the public sale or foreclosure of any lien for any Impositions; and take whatever action is necessary to prevent Landlord from incurring or being exposed to any criminal or civil liability with respect to any Impositions. Tenant agrees to pay any final judgment rendered against it by a court of competent jurisdiction. Landlord shall promptly reimburse Tenant for any such payment made by Tenant for Impositions attributable to the Leased Premises which are the responsibility of Landlord hereunder, including any payments applicable to any period subsequent to termination of the Lease.



     5.12  Landlord's Right to Pay Taxes
           -----------------------------

     Tenant agrees that if Tenant has not given Landlord notice of contest pursuant to Section 5.11 and if Tenant fails to comply with any provision of
Section 5.10, Landlord may, during the Term of the Lease:

     (a) Pay any Impositions or other charges made a lien upon the Leased Premises and any improvements, buildings, Trade Fixtures or Personal Property located thereon after such Impositions or other charges become delinquent;

     (b) Redeem the Leased Premises from any sale that may be made of the same for any Impositions.

     Landlord need not inquire into the validity of any Impositions, or other charges, or any tax sale, before making payment as provided in this Section. In the event Landlord makes any payments in accordance with this Section, Landlord shall have the remedies set forth in Section 5.16.

     5.13 Utility Payments
          ----------------

     Tenant shall, commencing with the Rental Commencement Date and continuing throughout the Lease Term, pay or cause to be paid all charges, assessments or taxes for gas, electricity, water, sewer, telephone, and other utility service incurred in connection with Tenant's use and occupancy of the Leased Premises.



     5.14 Change in Use
          -------------

     (a) Subject to the provisions of Section 13.03, Tenant, and the holder of a Leasehold Mortgage, its designee or nominee or a purchaser at foreclosure which acquires possession and control over the Leased Premises, shall have the right, at any time and from time to time during the Term of the Lease, to demolish the Hotel and replace it with improvements of a similar or different type (e.g., office buildings, apartments, etc., as permitted under local regulations), and the election to do so will not diminish or affect its renewal rights under
Section 3.02, provided that Tenant (as opposed to a Leasehold Mortgagee) shall in no event cause or permit a change in use which competes with the then existing office building improvements on the Adjacent Tract for a period of eight (8) years after the Lease Commencement Date. If Tenant intends to demolish the Hotel, it shall so notify Landlord no later than ninety (90) days before the commencement of demolition. If a casualty occurs which causes substantial destruction or damage to the Hotel and Tenant thereupon decides to convert the Leased Premises to a non-hotel use, Tenant shall so notify Landlord within one hundred eighty (180) days after the date of such casualty. The date upon which such notice is received by Landlord shall be hereinafter referred to as the "Conversion Date". Landlord shall have the same rights and obligations with respect to the approval of plans and specifications for the proposed improvements as are set forth in Section 2.06.

     (b) If Tenant elects to use all or a portion of the improvements on the Leased Premises other than as a hotel, then from and after the Conversion Date, in lieu of the Minimum Rental and Percentage Rental provided for in the Lease, Tenant shall pay a fixed rental for each Accounting Period equal to the average rental for each Accounting Period (both Minimum and Percentage Rental) which was paid during the twenty-six (26) Accounting Periods which immediately preceded the Conversion Date. The fixed rental rate so determined shall thereafter be subject to increase as follows:

         (i)   If, on the fifth anniversary of the Conversion Date
("Anniversary Date") the Price Index shall be more than the Price Index for the Accounting Period during which the Conversion Date occurs, the Minimum Rental payable hereunder as of the commencement of such Anniversary Date (subject, however, to the provisions of subsection (c) of this Section) shall be increased by seventy-five percent (75%) of a fraction, whose numerator is the difference between the Price Index in respect of the Anniversary Date and the Price Index in respect of the Accounting Period in which the Conversion Date occurred and whose denominator is the latter. The Minimum Rental as so increased shall be payable from and after the Anniversary Date and until increased pursuant hereto.

           (ii) Similarly, if on the quinquennial of the Anniversary Date or at the end of any quinquennium thereafter ("Subsequent Anniversary Date(s)") the Price Index shall exceed both the Price Index on the Anniversary Date and the Price Index at the end of the immediately preceding quinquennial period, then the Minimum Rental otherwise payable hereunder from and after the commencement of such quinquennium (subject to the provisions of subsection (c) of this Section) shall be increased in the manner provided in Section 5.14(b)(i) above.

           (iii) The aforesaid computations shall be made at the earliest possible date after the Price Index for the applicable Anniversary Date or Subsequent Anniversary Date, as the case may be, is published or otherwise made available. Landlord shall give Tenant written notice of any increase in the rental payable by reason of the application of this subsection (b).

     (c) Any amounts due pursuant to subsection (b) of this Section, as Minimum Rental in excess of the original Minimum Rental payable immediately after the Conversion Date

("Additional Rental"), may be deferred by Tenant as hereinafter provided. If for the thirteen (13) Accounting Periods immediately preceding the Anniversary Date or applicable quinquennial period, as the case may be, the aggregate "net cash flow" (as hereinafter defined) realized from the operation of the Leased Premises shall be less than the amount of such Additional Rental, Tenant may pay on account of such Additional Rental an amount equal to the "net cash flow" so available, if any; and the time for payment of the balance of such Additional Rental shall be deferred until the termination or expiration of the Lease or upon the earlier sale or other transfer of the interest of Tenant in the Lease, to the extent of the proceeds in respect of such sale or other transfer. In the event of such sale or other transfer, the aggregate amount of Additional Rental which had been so deferred shall be paid out of, and shall be a first charge against, any proceeds received in respect of such sale or transfer, and before payment or application of any portion of such proceeds toward payment of any debt secured by a Leasehold Mortgage on the Leased Premises. For the purposes of this Section, the term "net cash flow" shall mean the net income (or loss) from operations of the building at the Leased Premises, plus all depreciation and non-cash items deducted in the calculation of net income (or loss) during the period, but less debt service and Minimum Rental paid during the period, all determined in accordance with generally accepted accounting principles consistently applied. Landlord may elect to audit Tenant's computation of "net cash flow" in accordance with, and subject to the terms and conditions of, Section 4.04(b) herein with respect to audits of Annual Gross Room Sales.

     5.15 Restrictions on Adjacent Tract
          ------------------------------

     Landlord owns the "Adjacent Tract" as shown on Exhibit "C" annexed hereto. Landlord agrees that any improvements made on the Adjacent Tract shall be compatible in terms of quality, design and use with first-class office buildings or such other improvements as are presently being built in the Chicago, Illinois area, and that no hotels, motels, lodging facilities, or other facilities comparable to Tenant's business on the Leased Premises shall be constructed or operated on the Adjacent Tract during the Term of the Lease; provided, however, that the restriction herein contained shall not be deemed to prohibit cafeterias or restaurants on the Adjacent Tract where the theme or character of such food facilities does not duplicate the theme of any food facilities in the existing Hotel; provided, further, that to the extent the theme or character of any food facilities in the Hotel is changed by Tenant, Landlord shall not be obligated to change or modify any food facilities then existing on the Adjacent Tract. Any dispute as to duplication of a restaurant theme or character shall be decided by arbitration in accordance with the provisions of Article Nine. Notwithstanding the foregoing, all facilities in the area identified on Exhibit "I" shall be of first-class quality consistent with the quality of the Hotel and shall in no event include a fast food restaurant, video arcade, cafeteria, bowling alley or a vendor of pornographic material. Notwithstanding the foregoing, Landlord may permit the operation of a quality, sit-down restaurant (which may include a lounge for the sale of alcoholic beverages) in the area identified as Exhibit "I". Notwithstanding the foregoing, the restriction of hotels, motels and lodging facilities on the Adjacent Tract shall not be effective to the extent there is a change in use pursuant to Section 5.14 and there is no hotel, motel or lodging facility on the Leased Premises. Landlord agrees that Tenant's Hotel guests and invitees shall have access to all of the improvements on the Adjacent Tract, including, but not limited to, restaurants, shops and health club facilities, on a non-discriminatory basis, but subject to Landlord's (or the owner of such improvements') reasonable rules and regulations.

     5.16 Failure to Make Payments
          ------------------------

     If Tenant fails to pay any Impositions, utilities or payments of principal and interest on any Leasehold Mortgage described in Article Six, insurance premiums described in Article Seven, pay for any of the repairs or the cost of any maintenance required to be made by Tenant pursuant to the

Lease or pay any other charges, costs or expenses required to be paid under the Lease, Landlord shall have the right, but not the obligation, to make all such payments. Landlord shall have the option of requiring Tenant to repay Landlord the amount of such payments on demand or treating the amount of such payments as additional Rental to be paid on the next day for the payment of Rental falling after the date of such payments, and if Tenant does not make any such payment Landlord shall have the same rights and remedies with respect thereto as Landlord has for the nonpayment of Rental. All such payments shall bear interest at the Lease Interest Rate from the date on which the same are incurred by Landlord.

                               END OF ARTICLE FIVE

                                   ARTICLE SIX

                               LEASEHOLD MORTGAGES
                               -------------------


     6.01 Leasehold Mortgage
          ------------------

     (a) Tenant, and any successor or assign of Tenant, may, without Landlord's consent, from time to time pledge, mortgage or encumber Tenant's interest in the Lease and/or the leasehold estate demised hereunder. Any such pledge, deed of trust, mortgage or encumbrance upon the Lease or the leasehold estate demised hereunder, as the same may be extended, modified, amended or replaced, is herein referred to as a "Leasehold Mortgage." There shall be no limitation or restriction upon (i) the number of separate Leasehold Mortgages Tenant may place on the Lease and/or the leasehold estate demised hereunder, or (ii) the principal amount and other sums secured by any such Leasehold Mortgage; provided, however, that the aggregate principal amounts of all Leasehold Mortgages outstanding at any one time during the Term shall in no event exceed seventy-five percent (75%) of the fair market value of the Hotel with respect to the Hotel. Such principal amount or other sums may also be secured by other mortgages, deeds of trust or security agreements. Without limiting the generality of the foregoing, any Leasehold Mortgage may secure loans and advances other than for the construction on the Leased Premises of the improvements herein contemplated; and the Leasehold Mortgage may secure loans and advances for the construction and improvement of other properties in other locations. Any Leasehold Mortgage shall by its terms be made expressly subject and subordinate to all of the provisions, covenants, conditions, exceptions and reservations herein contained. Landlord shall not be bound to recognize any Leasehold Mortgagee unless such Leasehold Mortgagee or Tenant shall have notified Landlord of the existence of such Leasehold Mortgage and of the name and address of such Leasehold Mortgagee.

     (b) Landlord hereby agrees with and for the benefit of each Leasehold Mortgagee and the heirs, personal representatives, successors and assigns of each Leasehold Mortgagee:

         (i) When giving notice to Tenant with respect to any default under the Lease or any exercise of any right to terminate the Lease, Landlord will also give a copy of such notice by registered or certified mail to each Leasehold Mortgagee at the address of each Leasehold Mortgagee furnished to Landlord; provided, however, Landlord shall not at any time be required to give a copy of such notice to more than three (3) Leasehold Mortgagees under not more than three (3) Leasehold Mortgages, nor shall Landlord be required to give a copy of such notice to more than one Leasehold Mortgagee with respect to any one Leasehold Mortgage. No such notice to Tenant shall be deemed to have been duly given, nor shall such notice be effective unless such notice is also given in said manner to each such Leasehold Mortgagee as aforesaid.

     (ii) In case Tenant shall default in respect of any of the provisions of the Lease, any Leasehold Mortgagee shall have the right, but not the obligation, to cure such default within the period provided for herein whether the same consists of the failure to pay Rental or the failure to perform any other matter or thing which Tenant is required to do or perform under the Lease, and Landlord shall accept performance by or on behalf of such Leasehold Mortgagee(s) as though, and with the same effect as if, the same had been done or performed by Tenant. A Leasehold Mortgagee will have a period of time after the service of such notice upon it within which to cure the default specified in such notice, or cause it to be cured, which is the same period for cure, if any, as is given to Tenant under the Lease in respect of the specified default after the giving of such notice to Tenant, plus an additional period of thirty (30) days. In the event of a default (or in the event that Landlord is seeking to terminate the Lease by reason of a default) which cannot reasonably be cured within said period, the period of time for cure shall be extended for so long as any Leasehold Mortgagee is diligently proceeding to attempt to cure such default, provided that the Leasehold Mortgagee has begun proceedings to cure the default within the said period. In no event shall a default due to a failure to pay Minimum Rental (or other sums payable by Tenant hereunder to Landlord) be deemed a default which cannot be reasonably cured within such additional period of thirty (30) days.

     (iii) If any default by Tenant under the Lease is of such a nature that a Leasehold Mortgagee must first obtain possession of the Leased Premises in order to effect a cure, Landlord shall have no right, and shall take no action, to effect a termination of the Lease until the Leasehold Mortgagee has had a reasonable opportunity either (a) to cure such default, if the default is reasonably susceptible of being cured by Leasehold Mortgagee after Leasehold Mortgagee obtains possession of the Leased Premises by appointment of a receiver, institution of foreclosure proceedings or otherwise, or (b) to institute and with reasonable diligence complete foreclosure or other appropriate proceedings to acquire possession of and control over Tenant's leasehold estate in the Lease, if the default is not reasonably susceptible of being cured by Leasehold Mortgagee even after it obtains possession; but upon condition that the Leasehold Mortgagee shall deliver to Landlord, no later than sixty (60) days after the expiration of the aforesaid grace period applicable to Leasehold Mortgagee as to the particular default, a recordable instrument by which Leasehold Mortgagee undertakes that (x) during the pendency of any such foreclosure or other proceedings with respect to Tenant's interest in the Lease and until the interest of Tenant in the Lease shall terminate and possession of and control over the Leased Premises shall be obtained by Leasehold Mortgagee, Leasehold Mortgagee will pay or cause to be paid to Landlord, when and as it shall become due (but without giving effect to any right of acceleration of Rentals in the event of default), the greater of (A) Minimum Rental provided for in the Lease, or (B) Default Percentage Rental (as such term is hereafter in this subsection (iii) of Section 6.01(b) defined) and
(y) when, as and if possession of and control over the Leased Premises shall be obtained by Leasehold Mortgagee, or its nominee or designee, whether voluntarily, as a result of foreclosure proceedings, or otherwise, Leasehold Mortgagee shall (A) thereafter perform or cause its nominee to perform all the covenants of the Lease on Tenant's part to be performed to the extent that Tenant shall have failed to perform such covenants prior to the date on which such possession and control by Leasehold Mortgagee is obtained, except for those covenants which are not reasonably susceptible of being performed by Leasehold Mortgagee or its nominee, except for payment of Percentage Rental, other than Default Percentage Rental and (B) pay all Percentage Rental, if any, accruing thereafter. The term "Default Percentage Rental" shall mean for all Accounting Periods which shall commence after the date on which all Leasehold Mortgagees first received written notice from Landlord of the occurrence of an event of default under the Lease and until a Leasehold Mortgagee shall obtain possession of and control over the

Leased Premises, either (aa) the actual Percentage Rental payable in respect of such Accounting Period(s) if Leasehold Mortgagee is able to obtain sufficient information as to Annual Gross Room Sales or (bb) if Leasehold Mortgagee cannot, after using reasonable and diligent efforts, obtain sufficient information and records as to Annual Gross Room Sales, the average Percentage Rental paid by Tenant during the last twenty-four (24) Accounting Periods [or the actual number of Accounting Periods which have elapsed from the Opening Date if less than twenty-four (24)] which ended immediately prior to the giving of such default notice by Landlord. If and when such information and records shall be obtained, appropriate adjustments, if required, shall be made and Leasehold Mortgagee shall pay to Landlord the difference between actual Percentage Rental and Default Percentage Rental theretofore paid by the Leasehold Mortgagee or Landlord shall promptly refund said difference to the extent Default Percentage Rental exceeds Percentage Rental. If prior to the sale in any foreclosure proceeding instituted by a Leasehold Mortgagee, or if prior to the date on which Tenant's interest in the Lease and the Leased Premises shall otherwise be extinguished, the default in respect of which Landlord shall have given any notice contemplated by this subsection (iii) of Section 6.01(b) shall have been cured and possession of the Leased Premises shall have been restored to Tenant, the undertaking of Leasehold Mortgagee provided for in this subsection (iii) of Section 6.01(b) shall automatically terminate and be without further force and effect. No Leasehold Mortgagee shall be required to commence or continue any foreclosure or other proceedings or to obtain or continue possession of the Leased Premises.

     (iv) Anything in this subsection (iii) of Section 6.01(b) to the contrary notwithstanding, any default of Tenant under any provision of the Lease which is not reasonably susceptible of being cured by a Leasehold Mortgagee shall be deemed to have been waived by Landlord upon completion of foreclosure proceedings or when Leasehold Mortgagee, or its nominee or another shall otherwise acquire title to Tenant's interest in the Lease. Any default which is reasonably susceptible of being cured after such completion or acquisition shall thereafter be cured within thirty (30) days or such additional time as may reasonably be necessary to cure any such default so long as Leasehold Mortgagee, its nominee or another shall commence to cure within the thirty (30) day period and diligently pursue the same to completion. Without limiting the generality of the foregoing, as used in this subsection (iv) of Section 6.01(b), a default or an event of default, or unfulfilled obligation, not "reasonably susceptible" of being cured or performed by a Leasehold Mortgagee, its nominee or designee, or a new tenant shall include: (a) the failure to pay Percentage Rental in respect of any period of time prior to the date on which all Leasehold

Mortgagees first received written notice from Landlord that a default or Event of Default has occurred; (b) the failure by Tenant to keep books and records and deliver statements as required by the Lease (except to the extent of information in Leasehold Mortgagee's, its nominees or designees', or such new tenant's possession); (c) the failure of Tenant to comply with the time requirements of any term or provision of the Lease; (d) any bankruptcy, insolvency or receivership or similar event related to Tenant; or (e) failure of Tenant to give any required notices or certificates to Landlord.

     (v) A Leasehold Mortgagee (or its designee or nominee) may become the legal owner and holder of the interest of Tenant under the Lease, including, without limitation, the interest of Tenant in all improvements erected by Tenant on the Leased Premises, by foreclosure or other enforcement proceedings, or by obtaining an assignment of the Lease in lieu of foreclosure or through settlement of or arising out of any pending or threatened foreclosure proceeding, without Landlord's consent and without any obligation to assume any personal obligations which Tenant may have had under the Lease, but subject always to all of the terms and provisions of the Lease. In such event, Leasehold Mortgagee (or its designee or nominee) shall have the right thereafter to assign the Lease, without any requirement for prior notice to or consent by Landlord, but subject to the applicable terms and provisions of the Lease. Upon the delivery to Landlord of a duplicate original of an instrument of assignment containing the assignee's assumption of the Lease, such assignee of Leasehold Mortgagee shall become Tenant, and shall be substituted for the Leasehold Mortgagee as the owner and holder of the Lease for all purposes, as of the effective date of such assignment; and from and after the effective date of such assignment Leasehold Mortgagee (or its designee or nominee) shall be released from all liability under the Lease thereafter arising (it being understood that nothing herein shall be deemed to create any personal liability on the part of Leasehold Mortgagee (or its designee or nominee) if the Lease does not provide for any such personal liability).

     (vi) In the event of the termination of the Lease or of any new lease made pursuant to the provisions of this subsection (vi) of Section 6.01(b) prior to its stated expiration date, Landlord will notify Leasehold Mortgagee and certify in writing to Leasehold Mortgagee all amounts then due to Landlord under the Lease (or such new lease), and Landlord will enter into a new lease of the Leased Premises with Leasehold Mortgagee (or its designee or nominee) for the remainder of the Term, to commence as of the date of the termination of the Lease (or any new lease) at the Minimum Rental and Percentage Rental and upon all of the other terms, provisions, covenants and agreements in the Lease contained, including all renewal options not then exercised and any other rights and options then remaining, upon condition that (a)

Leasehold Mortgagee shall make written request to Landlord for such new lease not later than forty (40) days from the date such notice by Landlord is given to Leasehold Mortgagee, (b) Leasehold Mortgagee shall pay to Landlord at the time of the execution and delivery of said new lease all sums which, as at the date of execution and delivery of such new lease, were past due and owing under the Lease, but without giving effect to any provision permitting acceleration of Rentals upon termination of the Lease of amounts not otherwise then due; and (c) such new lease shall require the tenant thereunder to perform any obligation of Tenant under the Lease not then performed, but only if such obligation is reasonably susceptible of being performed by the new tenant. There shall be excluded from the amounts payable to Landlord under the new lease any net income which Landlord shall have received from the Leased Premises after the termination of the Lease. Upon the execution and delivery of such new lease, all subleases or concession agreements which previously had been assigned and transferred to Landlord shall thereupon be reassigned and retransferred without recourse by Landlord to the new tenant together with (i) all sums of money held by Landlord as security for the performance by any subtenant or other occupant of its respective obligations under its sublease or concession agreement, and
(ii) such other funds, if any, held by Landlord to which Tenant under the Lease would have been entitled but for the termination of the Lease, and to which a successor in interest of Tenant would be legally entitled. A tenant named in any such new lease may assign its rights thereunder without Landlord's consent, but subject to the applicable terms and provisions of the Lease, including without limitation the applicable provisions of Article Eleven. Upon such assignment and assumption the assignor shall, without the necessity of any further instrument, be released from any and all further liability or responsibility under the Lease and the new lease, and such new lease may be further so assigned, and neither assignor nor assignee shall personally be responsible for payment or performance of any obligations of Tenant thereunder.

     (vii) Anything in this subsection (b) of Section 6.01 contained to the contrary notwithstanding, the provisions of this subsection (b) shall only be for the benefit of the holders of Leasehold Mortgages which shall be, respectively, a first, second and third lien. If the holders of more than one such Leasehold Mortgage shall make written requests upon Landlord for a new lease in accordance with the provisions hereof, the new lease shall be entered into pursuant to the request of the holder whose Leasehold Mortgage shall be prior in lien thereto and thereupon the written requests for a new lease of each holder of a leasehold mortgage junior in lien shall be and be deemed to be void and of no force or effect.

     (viii) The holder of any purchase money Mortgage which may be given to a Leasehold Mortgagee (or its designee or nominee) in connection with the assignment of the Lease or any new lease made pursuant to subsection (vi) of this Section 6.01(b), or the sale of the leasehold estate created hereunder or thereunder, shall enjoy all of the rights, powers and privileges granted in the Lease to Leasehold Mortgagees.

     (ix) If Tenant fails to observe or perform any of its obligations under the Lease, Leasehold Mortgagee may, but shall not be obligated to, observe or perform such obligations for and on behalf of Tenant, whether or not Tenant shall be in default under the Lease.

     (x) Any rights granted to Tenant in the Lease for the Term of the Lease shall continue during the term of the new lease provided for in subsection (vi) of Section 6.01(b).

     (c) Any notice or other communication which Landlord shall desire or is required to give to or serve upon Leasehold Mortgagee shall be in writing and shall be served by registered or certified mail, addressed to such holder at his address as set forth in the notice to Landlord, or in the last assignment thereof delivered to Landlord pursuant to Section 6.01(a), or at such other address as shall be designated from time to time by such holder by notice in writing given to Landlord by registered or certified mail. Any notice or other communication which any Leasehold Mortgagee shall desire or is required to give to or serve upon Landlord shall be deemed to have been given or served if sent by registered or certified mail addressed to Landlord at Landlord's address as set forth in the provisions of the Lease providing for notices to Landlord or at such other address as shall be designated from time to time by Landlord by notice in writing given to such Leasehold Mortgagee by registered or certified mail.

     (d) Landlord will not modify, amend, cancel or accept a surrender of the Lease, nor shall the Lease be terminated by Tenant (including a termination pursuant to the express provisions hereof), nor shall Tenant elect any option granted to it under the Lease, without the prior written consent of all Leasehold Mortgagees. Any such modification, amendment, cancellation, surrender, termination or option election without the written consent of all Leasehold Mortgagees shall be void and of no force or effect.

     (e) No union of the interests of Landlord and Tenant shall result in a merger of the Lease and the fee interests in the Leased Premises without the prior written consent of all Leasehold Mortgagees.


     6.02 Mortgage Fees and Expenses
          --------------------------

     Tenant shall pay all fees and expenses of every character and description incurred in connection with the procurement of any Leasehold Mortgages pursuant to Section 6.01, including the premium for mortgagee title insurance except as provided in Section 2.02(c)(ii).

     6.03 Equipment Leasing
          -----------------

     Some of the equipment, trade fixtures and furniture (collectively designated herein as "Trade Equipment") now or hereafter installed and used by Tenant on the Leased Premises may or will be directly financed by a third party lender or otherwise be subjected to a security interest or owned by an equipment rental company or vendor ("Equipment Lessor") and leased to Tenant either directly from the Equipment Lessor or by way of equipment sublease or assignment of equipment lease from an equipment sublessor ("Equipment Sublessor"), and Landlord hereby agrees to recognize the rights therein of any such third-party lender or Equipment Lessor or Sublessor (or their respective assignees). Landlord agrees that all such items of financed or leased Trade Equipment installed or to be installed on the Leased Premises shall be and remain personal property and not real property, notwithstanding the fact that the same may be nailed or screwed or otherwise attached or affixed to the Leased Premises or any of Tenant's buildings or improvements, and further agrees to recognize the rights therein of any such Equipment Lessor or Sublessor (or their respective assignees). Tenant shall have the right at any time, whether or not Tenant is in default hereunder, to remove or replace any or all Trade Equipment, whether or not financed or leased, regardless of whether attached or affixed to the Leased Premises, and to the extent of their respective interests therein such third-party lender or Equipment Lessor of Sublessor (or their respective assignees) shall also have such a right. Any damage to the Leased Premises caused by such a removal shall be repaired by and at the expense of Tenant or other party causing such removal. Landlord subordinates its right of distraint in or to the financed or leased Trade Equipment or to Trade Equipment and agrees that any third-party lender or Equipment Lessor or Sublessor (or their respective assignees) may remove and dispose of the same without reference to, and free and clear of, any or other demand of Landlord, and that such disposal or sale may be made on the Leased Premises.



     6.04  Landlord's Right to Purchase Leasehold Mortgage
           -----------------------------------------------

     (a) If any default by Tenant has occurred under the first Leasehold Mortgage, or any act, condition or event has occurred which would permit the first Leasehold Mortgagee to declare all or part of the indebtedness secured by the Leasehold Mortgage to be immediately due and payable, then Landlord shall have thirty (30) days after the date on which the first Leasehold Mortgagee shall serve notice upon Landlord in writing ("Leasehold Mortgagee's Notice") that the first Leasehold Mortgagee intends to commence proceedings to foreclose the Leasehold Mortgage (stating the calculation of the purchase price pursuant to subsection (c)(i) of this Section), during which thirty (30) day period Landlord shall have the right and option ("Landlord's Option") to purchase from all Leasehold Mortgagees their Leasehold Mortgages, upon the terms and subject to the conditions contained in this Section.

     (b) Landlord's Option shall be exercised by written notice, by certified or registered mail, served upon Tenant and all Leasehold Mortgagees within such thirty (30) day period accompanied by Landlord's forfeitable deposit of Five Hundred Thousand Dollars ($500,000) on account of the purchase price. Time shall be of the essence as to the exercise of Landlord's Option. If Landlord's Option is duly and timely exercised, Landlord shall purchase and all Leasehold Mortgagees shall assign their Leasehold Mortgages to Landlord (or its designee) on the date which is sixty (60) days after the date on which Leasehold Mortgagee's Notice is served upon Landlord (or if such sixtieth (60th) day is not a business day, on the next succeeding business day). The closing shall take place at a mutually convenient time and place.

     (c) The purchase price payable by Landlord shall be an amount equal to the higher of (i) the then fair market value of the leasehold estate under the Lease and "Tenant's Investment" as herein defined, or (ii) the outstanding principal amount of, plus accrued and unpaid interest on, (x) all notes or bonds secured by the Leasehold Mortgage(s) which were given to evidence loan advances made to provide funds intended for the acquisition of, construction of improvements on, the refurbishing of, the purchase of furnishings, furniture, equipment, fixtures and other items of personal property to be installed on or used at, or otherwise to be used in connection with the business to be conducted from, the Leased Premises and (y) that portion (allocated in accordance with the provisions of subsection (d) of this Section of any other note or notes which represent a capitalization or funding of any interest accrued on the notes or bonds referred to in clause (x) above, and (z) the amount of all advances made by Leasehold Mortgagee(s) to cure defaults by Tenant under the Lease or otherwise made to protect the security interest of Leasehold Mortgagee(s) in the Leased Premises, plus all accrued and unpaid interest on such advances, all to be calculated as of the closing date of the purchase. The purchase price shall be paid in full at closing by wire transfer or other immediately available funds. Notwithstanding the foregoing, in the event there is only a single Leasehold Mortgagee which does not secure loans and advances other than for the construction on the Leased Premises of the improvements thereon, the price payable by Landlord shall be an amount calculated in accordance with (ii) above.

     (d) If capitalized or funded interest (and the interest thereon) shall not have been allocated separately by a Leasehold Mortgagee in its records to the Leased Premises when such interest was capitalized or funded, such capitalized or funded interest (and the interest thereon) shall be deemed allocated among each of the properties as to which any of such interest was capitalized or funded (including the Leased Premises) by multiplying the total amount of outstanding capitalized or funded interest (and interest thereon) by the ratio of the fair market value of the Hotel to the fair market value of all properties in respect of which any of such interest was capitalized or funded, and allocating the resulting sum to the Leased Premises.

     (e) The purchase price shall be paid by Landlord to each respective Leasehold Mortgagee, to be applied by the Leasehold Mortgagee to the indebtedness secured by the Leasehold Mortgage held by such Leasehold Mortgagee, subject to the priorities of lien of such Leasehold Mortgages.

     (f) Tenant agrees that the purchase price paid by Landlord to Leasehold Mortgagees, which was occasioned by a default by Tenant under a Leasehold Mortgage or other act or event mentioned in Leasehold Mortgagee's Notice, shall be, and be deemed, a non-recourse loan by Landlord to Tenant secured by the Leasehold Mortgages to be assigned to Landlord against payment of such purchase price. Such non-recourse loan so secured shall be payable by Tenant to Landlord on demand with interest at the highest rate which lawfully may be charged under the laws of the state where the Leased Premises are located, on a loan to the then Tenant.

     (g) At the closing and upon payment in full of the purchase price each Leasehold Mortgagee shall assign its

Leasehold Mortgage to Landlord, together with any security interest held by it in Tenant's leasehold estate, without recourse, representations, covenants or warranties of any kind, provided that such Leasehold Mortgages and security interests shall be deemed modified to secure the amount of the aggregate purchase price paid by Landlord to all Leasehold Mortgagees (rather than the indebtedness theretofore secured thereby) payable on demand, with interest and upon the other items referred to in subsection (g) of this Section. Each such assignment shall be in form for recordation or filing, as the case may be. Landlord shall be responsible for paying any taxes payable to any governmental authority upon such assignment. Such assignment shall be made subject to such state of title of the Leased Premises as shall exist at the date of exercise of Landlord's Option. Tenant shall retain title to and each Leasehold Mortgagee shall retain its security interest in any Personal Property which Tenant would be entitled to remove at the expiration of the Lease not included in Tenant's Investment.

     (h) Any Leasehold Mortgage shall contain provisions which obligate the holder of the Leasehold Mortgage to comply with the provisions of this Section.

     (i) Landlord shall have the right to receive all notices of default under any Leasehold Mortgage, but Landlord shall not have the right to cure any default under any Leasehold Mortgage, except to the extent provided in this Section.

     6.05  Amendment of Lease
           ------------------

     Landlord agrees that it will promptly make such reasonable amendments or modifications of the Lease as are requested by any Leasehold Mortgagee, provided that there will be no adverse change in any of the substantive rights and benefits of Landlord. For the purposes of this Section 6.05, a change in the substantive rights and benefits of Landlord shall include, but not be limited to, a change in the calculation or payment of Rental, a change in the Term, a change to Landlord's rights to purchase the Hotel as set forth in Section 13.03, a change to Sections 5.02(b), 7.08 or 8.05 (with all such sections subject to the rights of a Leasehold Mortgagee as otherwise set forth in the Lease), or a change in Landlord's approval rights of Tenant's actions as set forth in the Lease. The preceding sentence will be in effect regardless of the fact that such Mortgagee may make such a request prior to the execution of the applicable Mortgage; in such event said amendments or modifications will become effective as of the execution of the Mortgage.



     6.06  Financing by Landlord
           ---------------------

     This Lease and any new lease made pursuant to Article Six and any easement granted to Tenant pursuant to or in connection with this Lease and any Leasehold Mortgage, and all renewals, modifications, extensions or replacements of any thereof shall be senior and superior to the lien of any mortgage or mortgages now or hereafter made affecting all or any part of the fee title to the land or Leased Premises or the premises affected by such easement or any part thereof, as the same may be modified, extended, consolidated or renewed from time to time (the "Fee Mortgage(s)"). Landlord agrees that each such Fee Mortgage shall provide, and shall not be effective unless it so provides, that:

     (a) Landlord's interest in this Lease is collaterally assigned to the holder of the Fee Mortgage;

     (b) The payment or disposition of proceeds of fire or extended insurance coverage, and any other property damage insurance provided for in this Lease, and the payment and disposition of any condemnation award, shall be made and applied in the manner provided for in this Lease;

     (c) The Fee Mortgage is subject and subordinate to this Lease, any such easement and all modifications then or thereafter made to this Lease or such easement, and that if the holder of such Fee Mortgage or its nominee shall become the owner of the fee of the Leased Premises or premises burdened by such easement it will acquire the Leased Premises or such premises subject to all the terms, covenants and conditions of this Lease or such easement and all modifications then made to this Lease or such easement, and shall accept performance of the obligation on Tenant's part to be performed under this Lease or such easement from Tenant or in default thereof from any Leasehold Mortgagee;

     (d) In addition to and not in limitation of the foregoing, in any case in which (1) the Lease or such easement shall be terminated, rejected or annulled by any trustee appointed for Landlord's assets in debtor relief proceedings and not as a result of any default under the Lease or such easement by Tenant or other provision for termination herein prescribed, (2) Tenant shall not elect to remain in possession of the Leased Premises or such easement premises, and (3) the holder of the Fee Mortgage shall become the owner of the fee interest in the Leased Premises or such easement premises, then the holder of the Fee Mortgage, upon payment to it by Tenant, or by any Leasehold Mortgagee or others, of any rent or other sums then payable under the Lease or such easement will execute and deliver, upon request made within forty (40) days after the later to occur of (y) the date of such termination, rejection or annulment of the Lease or such easement, or (z) the date on which the holder of the Fee Mortgage shall become the owner of the fee interest in the Leased Premises or the premises burdened by such easement, a new lease (or easement) in substitution for the Lease (or such easement) wherein the fee mortgagee or its nominee is lessor (or grantor) and the holder of the interest of Tenant or the Leasehold Mortgagee is lessee (or grantee) at the rent and upon all of the other covenants expressed in the Lease (or such easement) and will accept the attornment of Tenant of the

Lease (or such easement) or the Leasehold Mortgagee under such substitute ground lease (or easement).

                               END OF ARTICLE SIX

                                  ARTICLE SEVEN

                       INSURANCE - DAMAGE AND DESTRUCTION
                       ----------------------------------


     7.01  Construction Insurance
           ----------------------

     During the course of construction of the Hotel, Tenant, at its sole cost, will carry or cause to be carried the following types and amounts of insurance coverage:

     (a) Worker's compensation and occupational disease insurance in accordance with the laws of the State of Illinois, including employer's liability insurance to the limit of $100,000.

     (b) Comprehensive general or manufacturer's and contractor's liability insurance, excluding "automobile liability" against bodily injury, including death resulting therefrom, and personal injury and completed operations (for at least two years following completion) in the limits of not less than $3,000,000 for any one (1) occurrence and property damage in the limits of $1,000,000 for any one (1) occurrence or a combined single limit policy of $3,000,000.

     (c) Comprehensive automobile insurance, including "non-owned" automobiles, against bodily injury, including death resulting therefrom, in the limits of $1,000,000 for any one (1) occurrence and $500,000 property damage or a combined single limit of $1,000,000.

     (d) Builder's risk insurance including fire and extended coverage plus coverage for other perils generally included in so-called "all risk" coverage. Such insurance shall provide coverage until the construction is complete, whether the Hotel is occupied or not. This "all risk" coverage shall be in the amount of ninety percent (90%) of the completed insurance value of the Hotel, excluding the foundation.



     7.02  Public Liability and Workers' Compensation Insurance
           ----------------------------------------------------

     (a) Tenant shall carry, during the Initial Term and each Extended Term, at its cost, comprehensive public liability insurance including contractual liability insurance with limits of not less than the greater of (i) such amounts as Tenant customarily carries for other similar hotels in its hotel chain, or
(ii) Fifty Million Dollars ($50,000,000), for each occurrence for bodily injury and death and for property damage (combined single limits), for claims for injuries or death sustained by persons or damage to property while on the Leased Premises, which insurance shall contain such further limits and terms as shall be mutually agreeable to Tenant and Landlord. Tenant shall, in connection with any construction of the Leased Premises and in the operation of the Hotel and related facilities, comply with the applicable workers' compensation laws and protect Landlord against any liability under such laws. The aforesaid minimum coverage limits shall be subject to adjustment as Landlord and Tenant shall mutually agree. Notwithstanding the foregoing, if Marriott Corporation or any Affiliate of Marriott Corporation is not the Tenant or the operator of the improvements on the Leased Premises, the comprehensive public liability limits set forth above shall be the greater of (i) $75,000,000, or (ii) the amount of liability insurance coverage maintained by similar improvements being operated in the same geographic area as the Leased Premises.

     (b) Landlord shall carry, during the Initial Term and each Extended Term, at its cost, comprehensive public liability insurance including contractual liability insurance with limits reasonably acceptable to Tenant, for claims for injuries or death sustained by persons or damage to property while on the Adjacent Tract.


     7.03 Hazard Insurance
          ----------------

     Tenant shall, during the Initial Term and each Extended Term, keep the Hotel and Trade Equipment on the Leased Premises continuously insured against loss or damage by fire and all other risks covered by standard extended coverage endorsements, in amounts not less than ninety percent (90%) of replacement cost and sufficient to satisfy the requirements of any Leasehold Mortgagee of Tenant. The policies shall provide coverage for the additional loss sustained in demolishing any undamaged portion of the Hotel, provided such demolition is required by any law or ordinance. The policies shall provide that any insurance proceeds shall be payable to Tenant, Landlord and the Leasehold Mortgagee as their interests may appear; provided, however, that so long as there is any Leasehold Mortgage, any loss payable under any hazard insurance policy will be adjusted solely by Tenant with the consent of the first Leasehold Mortgagee and the proceeds of such insurance shall be paid to the first Leasehold Mortgagee rather than to Landlord or Tenant. First Leasehold Mortgagee shall hold, apply and make available the proceeds of such insurance as, under the circumstances and to the extent, provided in the Lease. If notwithstanding such provision any such insurance proceeds are made payable to Landlord or Tenant rather than the first Leasehold Mortgagee, Landlord and Tenant hereby agree to transfer any such payment to the first Leasehold Mortgagee.


     7.04 Sale of Alcoholic Beverages
          ---------------------------

     In the event of the sale, merchandising, transfer or exchange or giving away of alcoholic liquors (within the meaning of the Illinois Liquor Control Law, as now or hereafter amended or under any future similar law, statute or ordinance of the State of Illinois or any other governmental authority having jurisdiction), upon or from the Leased Premises or the Hotel, Tenant shall maintain insurance to the extent required by applicable law and shall indemnify Landlord, Mortgagees (if requested by Landlord or Tenant) and Tenant against any and all liability by virtue of the Illinois Liquor Control Law, any amendments or supplements thereto, or under any future similar law, statute or ordinance of the State of Illinois or other governmental authority having or claiming jurisdiction. Any insurance shall provide coverage not less than statutory limits under applicable law.


     7.05 Business Interruption Insurance
          -------------------------------

     Tenant shall maintain business interruption insurance to cover loss, total or partial, of the use of the Hotel as a result of any fire or other risk now or hereafter usually covered by the term "extended coverage".


     7.06 Coverage and Certificates
          -------------------------

     (a) All insurance described in Sections 7.01, 7.02, 7.03, 7.04 and 7.05 shall be effective under valid and enforceable policies issued by insurers of recognized responsibility. The insurance to be obtained by Tenant thereunder may be obtained by Tenant by endorsement or equivalent means under its blanket insurance policies, provided such blanket policies substantially fulfill the requirements specified therein. Any such blanket policy shall indicate the amounts of coverage applicable to the Hotel. Tenant may retain such risks or portion thereof as Tenant does with respect to other Hotels it owns, operates, leases or manages under the Marriott name in the United States; provided, however, that in no event shall the deductible limits (but not self-insured retentions) of any such policy of insurance described in Section 7.03 exceed One

Hundred Thousand Dollars ($100,000) as indexed by the Price Index or such other amount approved by Landlord, such approval not to be unreasonably withheld.

     (b) Tenant shall, from time to time at Landlord's request, furnish Landlord with certificates showing the insurance required to be obtained by Tenant under Sections 7.01, 7.02, 7.03, 7.04 and 7.05 to be in effect. All such insurance shall be at the cost and expense of Tenant. Such certificates shall include a provision for thirty (30) days' advance written notice by the insurer to Landlord and any Leasehold Mortgagee in the event of any pending change or cancellation of such insurance.

     (c) All policies of insurance required to be maintained hereunder shall, to the extent that it shall be possible from time to time to obtain such provisions, contain provisions waiving or having the effect of waiving any right of subrogation of the insurance company or companies issuing such policies to any claim Tenant might have against Landlord on account of damage to the property covered by such policies resulting from any act or failure to act of Landlord except Landlord's gross negligence or willful misconduct, and similar provisions waiving or having the effect of waiving any right of subrogation of such insurance company or companies to any claim Landlord might have against Tenant on account of damage to the property covered by such policies resulting from any act or failure to act of Tenant except Tenant's gross negligence or willful misconduct.

     (d) Landlord shall, from time to time at Tenant's request, furnish Tenant with certificates showing the insurance required under Section 7.02(b) to be in effect. All such insurance shall be at the cost and expense of Landlord. Such certificates shall include a provision for thirty (30) days' advance written notice by the insurer to Tenant in the event of any pending change or cancellation of such insurance. In addition, the policies shall, to the extent that it shall be possible from time to time to obtain such provisions, contain provisions waiving or having the effect of waiving any right of subrogation of the insurance company or companies issuing such policies to any claim Landlord might have against Tenant on account of damage to the property covered by such policies resulting from any act or failure to act of Tenant except Tenant's gross negligence or willful misconduct, and similar provisions waiving or having the effect of waiving any right of subrogation of such insurance company or companies to any claim Tenant might have against Landlord or on account of damage to the property covered by such policies resulting from any act or failure to act of Landlord except Landlord's gross negligence or willful misconduct.

     7.07 Indemnity
          ---------

     (a) Tenant shall defend and hold Landlord (and its officers, employees, partners, shareholders and directors) harmless against any and all claims, damages, liabilities, expenses (including reasonable attorneys' fees), suits or cause of action for damages arising after the commencement of the Term and any orders, decrees or judgments which may be entered therein, brought for damages or alleged damages resulting from any injury to person or property or from loss of life sustained on the Leased Premises and the buildings and improvements thereon. It is the intention and agreement that Landlord shall not be liable for any personal injuries or damage to Tenant or its officers, agents, employees and invitees or to any other persons or to any occupant of any part of the Leased Premises; provided, however, that the foregoing indemnity shall not encompass any willful or negligent act of Landlord or its agents, employees and invitees.

     (b) Landlord shall defend and hold Tenant (and its officers, employees, partners, shareholders and directors) harmless against any and all claims, damages, liabilities, expenses (including reasonable attorneys' fees), suits or cause of action for damages arising after the commencement of the Term and any orders, decrees or judgments which may be entered therein, brought for damages or alleged damages resulting from any injury to person or property or from loss of life sustained on the Adjacent Tract and the buildings and improvements thereon. It is the intention and agreement that Tenant shall not be liable for any personal injuries or damage to Landlord or its officers, agents, employees and invitees or to any other persons or to any occupant of any part of the Adjacent Tract; provided, however, that the foregoing indemnity shall not encompass any willful or negligent act of Tenant or its agents, employees and invitees.


     7.08 Damage or Destruction
          ---------------------

     Subject to the provisions of Sections 5.14 and 7.09, if during the Initial Term or any Extended Term, any of Tenant's improvements or buildings on the Leased Premises or any part thereof shall be damaged or destroyed by fire or any other casualty, Tenant shall, at its cost, repair or restore the same to a state equal to or better than the condition of such buildings or improvements immediately prior to the casualty. Subject to Unavoidable Delay, such repair or restoration shall be commenced within one hundred eighty (180) days after the casualty occurs and shall be completed with due diligence. All insurance proceeds collected for such damage or destruction shall be applied by the holder thereof to the cost of such repairs or restoration, subject to the rights of a Leasehold Mortgagee as otherwise provided in the Lease. If the insurance proceeds shall be insufficient for said purpose, Tenant shall make up the deficiency out of Tenant's funds. In the event Tenant fails to comply with the provisions of this Section 7.08, Landlord may, subject to the rights of a Leasehold Mortgagee, terminate this Lease upon thirty (30) days' prior written notice unless Tenant commences such repair or restoration within such thirty (30) day period and thereafter diligently pursues the same to completion, in which event such notice will be of no further force or effect.


     7.09 Damage Within Five Years of End of Term
          ---------------------------------------

     (a) Notwithstanding anything contained in Section 7.08 to the contrary, if during the last five (5) years of the Initial Term or of each of the first two
(2) Extended Terms or at any time thereafter, Tenant's improvements shall be damaged by fire or other casualty so that the cost of repairing or replacing the same shall equal or exceed thirty percent (30%) of the fair market value of Tenant's Investment immediately preceding such fire or other casualty as reasonably estimated by Tenant and by Tenant's insurance company and reasonably agreed to by Landlord, Tenant shall have the option, upon written notice given within thirty (30) days after such casualty,

     (i) To repair or restore such damaged improvements, or

     (ii) To terminate the Lease by written notice thereof to Landlord.

     (b) Tenant's option to terminate the Lease shall be conditioned upon Tenant's safeguarding the portion of the improvements not damaged from further damage because of the effects of such casualty, or, at Landlord's election, removing all such improvements and restoring the Leased Premises to substantially the same condition it was in on the Lease Commencement Date at no cost to Landlord. The Lease shall terminate upon receipt by Landlord of Tenant's notice of termination and satisfactory evidence that any Mortgage has been paid and released and payment by Tenant to Landlord of all Rentals and other amounts owing to Landlord under the Lease to the date of termination. The Leased Premises and all improvements remaining on the Leased Premises shall be surrendered to Landlord.

     (c) In the event Landlord and Tenant are unable to agree within one hundred eighty (180) days whether the cost of repairing and replacing the damaged improvements shall equal or exceed thirty percent (30%) of the fair market value of Tenant's Investment immediately preceding such fire or other casualty, the matter shall be determined by an arbitration conducted in the manner provided in Article Nine.


     7.10 Mortgagee's Application of Proceeds
          -----------------------------------

     In the event Tenant is in default under any Leasehold Mortgage described in
Section 6.01, or if any act, condition or event has occurred which would permit any Leasehold

Mortgagee to declare all or any portion of the indebtedness secured by the Leasehold Mortgage immediately due and payable, if the Leasehold Mortgagee elects, any insurance proceeds (except demolition proceeds) collected for damage to Tenant's Investment by fire or other casualty shall be allocated as follows:
The Leasehold Mortgagee shall receive the balance due on any Leasehold Mortgage (if more than one Leasehold Mortgage exists, each Leasehold Mortgagee shall receive the balance due on its Leasehold Mortgage in order of priority which corresponds to the lien priority of its Leasehold Mortgage), and Tenant shall receive the balance.


     7.11 No Abatement of Rent
          --------------------

     Subject to the provisions of Sections 5.14 and 7.09, no destruction of or damage to Tenant's improvements or Trade Equipment or other personal property on the Leased Premises or any part thereof by fire or other casualty whatsoever, whether such damage or destruction be partial or total, shall permit Tenant to surrender or terminate the Lease or relieve Tenant from its obligation to pay in full the Rental and other sums and charges payable by Tenant hereunder or from any other obligation under the Lease.

                              END OF ARTICLE SEVEN

                                 ARTICLE EIGHT

                                 CONDEMNATION



     8.01 Definitions
          -----------

     The following definitions apply in construing provisions of the Lease relating to a taking of or damage to all or any part of the Leased Premises or improvements or any interest in them by eminent domain or condemnation.

     (a) "Taking" means taking or damaging, including severance damage, by
          ------
eminent domain or by condemnation or for any public or quasi-public use under any statute, whether the transfer of title results from (i) the recording of a final order in condemnation or (ii) a voluntary transfer or conveyance to the condemning agency or entity under threat of condemnation, either (x) in avoidance of an exercise of eminent domain, or (y) while condemnation proceedings are pending. The Taking shall be considered to occur as of the later of the date actual physical possession is taken by the condemnor, or the date on which the right to compensation and damages accrues under the law applicable to the Leased Premises.

     (b) "Total Taking" means the Taking of the fee title to all the Leased
          ------------
Premises and title to Tenant's Investment, which shall be considered to include any improvements on the Leased Premises or any offsite improvements developed by Tenant to serve the Leased Premises.

     (c) "Substantial Taking" means the Taking of the fee title to a portion of
          ------------------
the Leased Premises or title to Tenant's Investment, or both, if the following conditions result:

         (i) such Taking, in the reasonable judgment of Tenant, materially prevents or impedes Tenant in the conduct of its business on the Leased Premises in substantially the same manner as before the Taking, and in the case of a Taking of access points to and from the Leased Premises or parking in the Leased Premises, Landlord does not provide equivalent access or parking in locations reasonably satisfactory to Tenant (without interruption of such access or loss of parking at any time), and

         (ii) the cost of repairing or replacing the improvements shall exceed thirty percent (30%) of the fair market value of Tenant's Investment immediately preceding such Taking as reasonably estimated by Tenant.

     In the event Landlord and Tenant are unable to agree whether a Taking is a Substantial Taking within ninety (90) days following the Taking, the matter shall be determined by an arbitration conducted in the manner provided in Article Nine.

     (d) "Partial Taking" means any Taking of the fee title to the Leased
          --------------
Premises or title to Tenant's Investment that is not either a Total or a Substantial Taking.

     (e) "Notice of Intended Taking" means any notice or notification on which a
          -------------------------
reasonably prudent person would rely
and which he would interpret as expressing an existing intention of Taking, as distinguished from a mere preliminary inquiry or proposal. It includes but is not limited to the service of a condemnation summons and complaint on a party to the Lease. The Notice of Intended Taking is considered to have been received when a party to the Lease receives from the condemning agency or entity a notice of intent to take, in writing, containing a description or map of the Taking reasonably defining the extent of the Taking.

     (f) "Award" means compensation paid for the Taking whether pursuant to
          -----
judgment or by agreement or otherwise.


     8.02 Notice of Taking; Representation
          --------------------------------

     (a) The party receiving any notice of the kinds specified below shall promptly give the other party notice of the receipt, contents and date of the notice received:

         (i)   Notice of Intended Taking;

         (ii) Service of any legal process relating to condemnation of the Leased Premises or improvements located thereon;

         (iii) Notice in connection with any proceedings or negotiations with respect to such a condemnation; or

         (iv) Notice of intent or willingness to make or negotiate a private purchase, sale, or transfer in lieu of condemnation.

     (b) Landlord, Tenant and all persons and entities holding under Tenant, shall each have the right to represent their respective interest in each proceeding or negotiation with respect to a Taking or intended Taking and to make full proof of such parties' claims. No agreement, settlement, sale, or transfer to or with the condemning authority shall be made without the consent of Landlord, Tenant, and any Leasehold Mortgagees. Landlord and Tenant each agree to execute and deliver to the other any instruments that may be required to effectuate or facilitate the provisions of the Lease relating to condemnation.


     8.03 Total Taking
          ------------

     Upon the occurrence of a Total Taking, the Lease shall terminate as of the date Tenant is deprived of possession of the Leased Premises and the Award, whether separately granted or as part of a unit award, shall be allocated as follows:
     (a) In the event the Leased Premises are encumbered by a Leasehold Mortgage described in Section 6.01, Landlord shall receive that portion of the Award which constitutes compensation for the fair market value of the Leased Premises as of the date of the Taking as vacant and unimproved land subject to the Lease (without giving effect to any renewal terms not then exercised); the Leasehold Mortgagee shall then receive the balance due on the Leasehold Mortgage (if more than one Leasehold Mortgage exists, each Leasehold Mortgagee shall receive the balance due on its Leasehold Mortgage in order of priority which corresponds to the lien priority of its Leasehold Mortgage); and the balance shall go to Tenant.

     (b) In the event the Leased Premises are not encumbered by a Leasehold Mortgage described in Section 6.01, the Award shall go first to Landlord in an amount equal to the fair market value of the Leased Premises as of the date of the Taking as vacant and unimproved land subject to the Lease (without giving effect to any renewal terms not then exercised), and Landlord's reversionary interest in any improvement, and the balance of the Award shall go to Tenant (after first deducting therefrom the amount of any rents and other charges owed by Tenant to Landlord as of the date of the Taking); provided, however, should a first Leasehold Mortgagee (or its nominee or designee) have succeeded to the position of Tenant under the Lease, or should a new lease have been entered into with such first Leasehold Mortgagee (or its nominee or designee) as provided in
Section 6.0l(b)(vi), it or its successor shall be entitled to receive the unpaid principal amount of, plus accrued and unpaid interest on, the first Leasehold Mortgage [determined as provided in Sections 6.04(c) and (d)] at the time of acquiring the interest of Tenant under the Lease (or entering into such new lease), before any portion of the Award is paid to Landlord.

     8.04 Substantial Taking
          ------------------

     Upon the occurrence of a Substantial Taking, Tenant shall have the option to terminate the Lease by giving written notice thereof to Landlord not later than sixty (60) days after the date of the Taking. If Tenant does not elect to terminate the Lease, such Taking shall be deemed a Partial Taking. If Tenant elects to terminate the Lease, the Award shall be allocated in the same manner and priority set forth in Section 8.03(a) or (b), as the case may be.


     8.05 Partial Taking
          --------------

     In the event of a Partial Taking, the Lease shall terminate only as to the part of the Leased Premises so taken and shall continue in full force and effect with respect to the part not taken without abatement, reduction or other effect upon the Term of the Lease or the obligation of Tenant to pay in full Impositions and other sums to be paid by Tenant except that the Minimum Rental shall be reduced by the ratio the area of the taken portion of the Leased Premises bears to the entire Leased Premises prior to the Taking. Any Award for a Partial Taking shall be first paid to Tenant to repair and restore such portion of the Hotel or other improvements not taken so that the same will be in good repair for the uses intended by the Lease. The balance of any Award, in the event there is a Leasehold Mortgage on the Leased Premises, shall be allocated in the manner described in Section 8.03(a);

otherwise, the balance shall be allocated in the manner described in Section 8.03(b).


     8.06 Temporary Taking
          ----------------

     If less than the fee title of all or any portion of the Leased Premises are taken for temporary use or occupancy, the Lease shall continue in full force and effect without reduction or abatement of Rental. Tenant shall be entitled to make claim for, recover and retain any Awards in the form of Rental or payments in lieu thereof recoverable in respect to such Taking, except that if such Taking shall be for a period extending beyond the expiration of the Term of the Lease as the Lease may be extended, Landlord shall be entitled to receive such portion of the Award as shall be attributable to the portion of such period occurring after expiration of the Term.


     8.07 Disputes in Division of Award
          -----------------------------

     In case the respective portions of any Award to be received by Landlord, Tenant and any Leasehold Mortgagee shall not be fixed in the proceedings for such Taking and if Landlord, Tenant and any Mortgagee shall not agree in writing on such respective portions within thirty (30) days after the date of the final determination of the amount of such Award, the amounts of such respective portions shall be determined by arbitration in the manner provided in Article Nine. Upon the completion of such arbitration proceeding, such Award or Awards shall be paid to Landlord, Tenant and any Leasehold Mortgagee in accordance with the determination of the arbitrators.


     8.08 Separate Claims
          ---------------

     Nothing contained in this Article shall prevent either Landlord, Tenant or any Leasehold Mortgagee from filing or prosecuting separately their respective claims pursuant to this Article for an Award or payment on account of the Takings to which this Article applies.


     8.09 Mortgagee's Applications of Award
          ---------------------------------

     In the event that Tenant is in default under any Leasehold Mortgage described in Section 6.01, or if any act, condition or event has occurred which would permit any Leasehold Mortgagee to declare all or any portion of the indebtedness secured by the Leasehold Mortgage immediately due and payable, if the Leasehold Mortgagee elects, any Award received on account of a Substantial, Partial or Temporary Taking shall be allocated in the same manner and priority set forth in Section 8.03(a).


     8.10 Leasehold Mortgagee Holding of Awards
          -------------------------------------

     If the Lease shall not be terminated in the event of a Taking, the condemnation award shall be paid to the first

Leasehold Mortgagee which shall hold, apply and make available the condemnation award as provided in the Lease.

                              END OF ARTICLE EIGHT

                                 ARTICLE NINE

                                  ARBITRATION


     9.01 Arbitration
          -----------

     (a) In the event of a dispute between Landlord and Tenant with respect to any issue of fact specifically mentioned herein as a matter to be decided by arbitration, such dispute shall be determined by arbitration as provided in this Section.

     (b) Disputes relating to any construction required or permitted under the Lease shall be resolved in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association then pertaining and all other disputes shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association then pertaining. The decision of the arbitrators shall be binding, final and conclusive on the parties.

     (c) Landlord and Tenant shall each appoint and pay all fees of a fit and impartial person as arbitrator who shall have had at least ten (10) years' experience in the State of Illinois in a calling connected with the subject matter of the dispute. Such appointment shall be signed in writing by each party to the other, and the arbitrators so appointed, in the event of their failure to agree within thirty (30) days after the appointment of the second arbitrator upon the matter so submitted, shall appoint a third arbitrator. If either Landlord or Tenant shall fail to appoint an arbitrator, as aforesaid, for a period of twenty (20) days after written notice from the other party to make such appointment, then the arbitrator appointed by the party having made such appointment shall appoint a second arbitrator (subject, however, to the rights of any Mortgagee under Section 9.01(f)) and the two so appointed shall, in the event of their failure to agree upon any decision within thirty (30) days thereafter, appoint a third arbitrator. If such arbitrators fail to agree upon a third arbitrator within forty-five (45) days after appointment of the second arbitrator, then such third arbitrator shall be appointed by the American Arbitration Association from its qualified panel of arbitrators, and shall be a person having at least ten (10) years' recent experience as to the subject matter in question. The fees of the third arbitrator and the expenses incident to the proceedings shall be borne equally between Landlord and Tenant. The fees of respective counsel engaged by the parties, and the fees of expert witnesses and other witnesses called for the parties, shall be paid by the respective party engaging such counsel or calling or engaging such witnesses.

     (d) The decision of the arbitrators shall be rendered within thirty (30) days after appointment of the third arbitrator, and such decision shall be in writing and in duplicate, one counterpart thereof to be delivered each to Landlord and Tenant. A judgment of a court of competent jurisdiction may be entered upon the award of the arbitrators in accordance with the rules and statutes applicable thereto then obtaining.

     (e) If a dispute shall be submitted to arbitration, notice of appointment of the arbitrators shall be given to any Mortgagee who prior thereto shall have given Landlord a written notice specifying the name and address of such Mortgagee who shall then have the right to participate in the arbitration proceedings; provided, however, that in the case of a Leasehold Mortgagee such participation shall be in association with Tenant and shall neither be deemed to entitle such Leasehold Mortgagee to participate in the appointment of Tenant's arbitrator nor to appoint an additional arbitrator, nor to enlarge Tenant's rights in such arbitration proceeding.

     (f) If under any provision of the Lease a matter shall be submitted to arbitration under a procedure requiring the appointment of an arbitrator by Tenant and Tenant shall fail to appoint an arbitrator, the senior Leasehold Mortgagee, if any, shall be entitled to appoint an arbitrator to represent the interests of Tenant.

                              END OF ARTICLE NINE

                                  ARTICLE TEN

                                    DEFAULT



     10.01 Events of Default
           -----------------
     The following shall constitute "Events of Default":

     (a) Tenant shall fail to pay any Rental or Impositions when due, and such failure shall continue for a period of twenty (20) days following written notice from Landlord both to Tenant and to any Leasehold Mortgagee; provided, however, Landlord shall not at any time be required to give a copy of such notice to more than three (3) Leasehold Mortgagees under not more than three (3) Leasehold Mortgages, nor shall Landlord be required to give a copy of such notice to more than one Leasehold Mortgagee with respect to any one Leasehold Mortgage, nor shall Landlord be required to give a copy of such notice to any Leasehold Mortgagee if Landlord has not received notice of the existence of such Leasehold Mortgagee or otherwise has no knowledge of such Leasehold Mortgage's existence; or

     (b) Tenant or Landlord shall fail to observe or perform any of the other covenants, terms or conditions contained in the Lease, or a warranty made by either Tenant or Landlord shall fail to be accurate and complete, and such failure shall continue and not be cured for a period of thirty (30) days after written notice by the other party to the defaulting party (and to all Mortgagees, if Tenant is the defaulting party), provided that if the default is not reasonably susceptible of being cured within thirty (30) days, an Event of Default shall only occur if the defaulting party fails to promptly commence such cure within said thirty (30) day period or fails thereafter to diligently pursue such efforts to completion.



     10.02 Landlord's Rights upon an Event of Default
           ------------------------------------------
     Upon the occurrence of an Event of Default by Tenant, or at any time thereafter during the continuance of such default, in addition to (and not by way of limitation of) any other remedies Landlord may have under the Lease, Landlord may elect to terminate the Lease by giving no less than thirty (30) days' prior written notice thereof to Tenant and to all Leasehold Mortgagees, and upon such termination Landlord may then or at any time thereafter:

     (a) Re-enter and take possession of the Leased Premises or any part thereof and all improvements thereon, and may expel or remove Tenant from the Leased Premises without resort to any legal proceedings and without being deemed guilty of any trespass or becoming liable for any loss or damage which may be occasioned thereby; or

     (b) Bring an action for summary possession of the Leased Premises or any part thereof as provided by law.

     Landlord's remedies under the Lease shall be cumulative, and no remedy expressly provided for herein shall be deemed to exclude any other remedy allowed by other provisions of the Lease.

     10.03 Tenant's Rights on Default
           --------------------------
     Upon the occurrence of an Event of Default by Landlord, or at any time thereafter during the continuance of such default, Tenant's remedies under the Lease shall include, without limitation, an action for damages or specific performance. Tenant's remedies under the Lease shall be cumulative, and no remedy expressly provided for herein shall be deemed to exclude any other remedy allowed by law or equity or by other provisions of the Lease.


     10.04 Implied Waiver
           --------------
     The failure of Landlord or Tenant to insist upon strict performance of any of the covenants or conditions of the Lease, or to exercise any option herein conferred in any one or more instances shall not be construed as a waiver or relinquishment for the future of any such covenant, condition, or option, but the same shall be and remain in full force and effect. Acceptance by Landlord of Rental from Tenant with knowledge of the existence of a breach of the Lease by Tenant shall not constitute a waiver of such breach, nor a waiver of the right of Landlord to insist upon Tenant's curing such breach or default.

                              END OF ARTICLE TEN

                                ARTICLE ELEVEN

                           ASSIGNMENT AND SUBLETTING
                           -------------------------


     11.01 Binding Effect
           --------------
     The Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns and, except as provided in Sections 11.02 and 11.03, Tenant shall not assign nor sublet its interest in the Lease without the written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Upon completion of any assignment described in this Article Eleven, Tenant shall give Landlord written notification of the same specifying the name of the assignee and its notice address (if different from that specified in Section 13.07).



     11.02 Marriott Assignment
           -------------------
     Marriott Corporation, as Tenant, shall have the right, without Landlord's consent, to assign the Lease:

     (a) To any subsidiary corporation or Affiliate of Marriott Corporation,

     (b) To any Bona Fide Institutional Lender as security for any Leasehold Mortgage permitted under the Lease,

     (c) In connection with a merger, consolidation or other corporate reorganization of Marriott, including the sale of all or a substantial portion of its assets, or

     (d) To an institution or third-party investor, including a joint venture or partnership, whether limited or general, in which Marriott, a Marriott Affiliate and/or a Bona Fide Institutional Lender is a venturer or partner, as the case may be ("Investor"), pursuant to a sale and leaseback transaction or to a transaction by which Marriott Corporation or a Marriott Affiliate operates the Hotel, or other improvements permitted pursuant to Section 5.14, pursuant to a management agreement or lease as agent, independent contractor or tenant of the Investor if (i) the Investor either (x) has a net worth, determined in accordance with generally accepted accounting principles consistently applied, consisting of at least Five Million Dollars ($5,000,000), (y) at the time of assignment invests equity in or purchases an equity interest for an amount not less than Five Hundred Thousand Dollars ($500,000) in the Hotel or other improvements permitted pursuant to Section 5.14, the Investor is a partnership, one of whose general partners is either (A) Marriott Corporation or (B) a Bona Fide Institutional Lender, (ii) the Investor becomes tenant of Landlord and assumes all of Tenant's obligations under the Lease (thereby relieving Marriott Corporation of any further obligations hereunder), and (iii) the operating agreement or lease relating to the operation of the Hotel or other improvements permitted pursuant to Section 5.14 as agent, independent contractor or tenant of the Investor is subject and subordinate to the Lease. Upon compliance with the foregoing, Marriott Corporation shall be released from any obligations accruing under the Lease subsequent to the date of such assignment. The Investor shall have the right to terminate such operating agreement or lease, provided the Investor continues to comply with all of its obligations under the Lease (including the payment of all Rental) and within a reasonable period of time (not to exceed 180 days) engages an experienced hotel operator of established reputation to operate the Hotel or in the event use of the Leased Premises has been modified pursuant to Section 5.14 an operator skilled in management and operation of the then present use, which operator shall be subject to the prior approval of Landlord (which approval shall not be unreasonably withheld or delayed). For the purposes of this Section 11.02(d), Hyatt, Hilton, Holiday Inn (Embassy Suite), Sheraton, Omni/Dunfey, Marriott, Westin, Four Seasons or any subsidiaries or successors thereto shall be deemed to be acceptable operators for which approval will not be required, although Tenant agrees to notify Landlord of the selected operator. Landlord and/or Tenant may request additions or deletions to such list, subject to the reasonable approval of the other party; provided, however, in no event shall there be fewer than four (4) operators on such list at any one time.

     An assignment under (a), (b) or (c) above shall not (subject to the provisions of Section 13.18 herein which shall be for the benefit of Tenant and Marriott Corporation) relieve Marriott from its obligations hereunder.



     11.03 Other Assignment
           ----------------

     Any Tenant hereunder, if not Marriott or any subsequent Tenant, shall have the right to assign the Lease to:

     (a) Any subsidiary corporation or Affiliate of Tenant, or

     (b) A party of good moral character which is either an experienced, competent and nationally recognized hotel chain operator who enters into a lease or operating agreement with an experienced, competent and nationally recognized hotel chain operator; or, in the event use of the Leased Premises have been modified pursuant to Section 5.14, an owner of similar properties who is either an operator skilled in management and operation of the then present use or who enters into a lease or operating agreement with an operator skilled in management and operation of the then present use.

     (c) A third party Investor, or

     (d) A Bona Fide Institutional Lender as security for any Mortgage of
Tenants.

     Provided any of the foregoing in (b) and (c) either (i) has a net worth, determined in accordance with generally accepted accounting principles consistently applied, equal to or greater than Five Million Dollars ($5,000,000) or (ii) at the time of assignment invests equity in or purchases an equity interest for an amount not less than Five Hundred Thousand Dollars ($500,000) in the Hotel or other improvements permitted pursuant to Section 5.14; and, provided further, that any assignee pursuant to this Section becomes Tenant of Landlord and assumes all of Tenant's obligations under the Lease and enters into an operating agreement or lease to be approved by Landlord with a party to be approved by Landlord (neither of such approvals to be unreasonably withheld or delayed and with the understanding that for the purposes of this
Section 11.03 Hyatt, Hilton, Holiday Inn (Embassy Suite), Sheraton, Omni/Dunfey, Marriott, Westin, Four Seasons or any subsidiaries thereof or successors thereto shall be deemed to be acceptable operators for which approval will not be required, although Tenant agrees to notify Landlord of the selected operator. Landlord and/or Tenant may request additions or deletions to such list, subject to the reasonable approval of the other party; provided, however, in no event shall there be fewer than four (4) operators on such list at any one time) which provides that it shall be subordinate to the Lease, and upon such assignment and compliance with the provisions of this Section Tenant shall be released from any obligations accruing under the Lease subsequent to the date of such assignment. Notwithstanding the foregoing, any assignment pursuant to Section 11.02(b) or
(c) shall be subject to Section 13.04.

     11.04 Subletting
           ----------

     Tenant shall be entitled, without Landlord's consent, to sublease or grant concessions of the Leased Premises for hotel-related business purposes such as barber and beauty shops, airline ticket counters, car rental agencies, newsstands, and gift shops (or for business purposes reasonably related to the then current use following modification of use pursuant to Section 5.14), provided that the term of any such sublease or concession shall not extend beyond the Term of the Lease and provided further that any such sublease or concession agreement shall be subordinate to the Lease and shall recognize Landlord's option to terminate such sublease or concession in the event the Lease is terminated.

     11.05 Assignment and Subletting Upon Default Under Leasehold Mortgage
           ---------------------------------------------------------------

     Landlord agrees that (x) so long as the Lease shall be in effect, then from and after the occurrence of any default by the then Tenant under any Leasehold Mortgage, or of any act, condition or event which would permit any Leasehold Mortgagee to declare all or any part of the indebtedness secured by such Leasehold Mortgage to be immediately due and payable, or (y) if the Lease shall have terminated, then at all times that any new (or substitute new) lease made pursuant to the provisions of Section 6.0l(b)(vi) shall be in effect:

     (a) Tenant may assign the Lease and/or the leasehold estate hereby created without the consent of Landlord on condition that (i) such assignment shall be in a writing duly executed and acknowledged by the assignee in proper form for recording; and (ii) a duplicate original of such assignment shall be delivered to Landlord, together with an assumption agreement [except as otherwise provided in Section 6.0l(b)(vi)] properly executed by the assignee in form for recording, pursuant to which the assignee shall assume all of the terms, covenants and conditions of the Lease to be performed by Tenant from and after the date of such assignment. An assignment of the Lease by Tenant shall not release or discharge Tenant from any obligation or liability under the Lease.

     (b) Tenant may sublet, underlet or license all or part of the Leased Premises, provided that such sublease, underlease or license shall be subject and subordinate to the terms and provisions of the Lease and that in case of a sublease or underlease of all or substantially all of the Leased Premises, a copy of such sublease or underlease shall be delivered to Landlord.

     (c) Tenant may assign the Lease or sublease, underlease or license substantially all of the Leased Premises as may elsewhere be provided in the Lease, in addition to the rights granted in this Section.

     (d) Subject to the provisions of Section 5.14, Tenant need only operate the Leased Premises as a hotel facility (which may include restaurant, bar, business meeting, banquet or other related facilities), without any requirement for operation as a "Marriott Hotel", or other specified type, name or chain of hotel, "first class" hotel, or any other such restrictions or limitations on hotel use, nor shall Landlord's consent be required as to the identity of the operator of the Hotel, provided that:

         1. Anyone who at any time shall operate the Hotel shall be a person, firm or entity which (a) now or at such time owns or operates one or more of the hotels or hotel chains set forth, or constituting one of the hotels for which no approval is required pursuant to Section 11.02(d), or (b) at such time is an experienced operator of one or more hotels of at least similar size and facilities as the hotel then operated at the Leased Premises, or (c) controls, is controlled by, or is under common control with, one or more of the present or then owners or operators referred to in (a) or (b) above; for this purpose, "control" shall mean the right, directly or indirectly, to direct or cause the direction of the management and policies of such other person, firm or entity, whether through ownership interests, by contract or otherwise.

         2. The provisions of this Section 11.05(d) need not be complied with for a period of one hundred eighty (180) days after the expiration or termination of the operation of the Leased Premises by the previous operator.

         3. If Landlord objects to any such new operator or proposed new operator, it shall so notify Tenant and the Leasehold Mortgagee (or tenant under a new lease) in writing within fifteen (15) days after Tenant or the Leasehold Mortgagee (or the tenant under a new lease) shall have advised Landlord of the identity of such new operator or proposed new operator. If Landlord shall not have given such notice within such time, it shall be deemed conclusively to have consented to the new operator or proposed new operator. If Landlord shall dispute the right of Tenant to change the operator of the Hotel pursuant to the provisions of this Section 11.05(d) or the operator selected, the operator selected may operate the Hotel pending final judicial determination of such dispute, but if it is determined that Landlord was correct, a default shall not be deemed to have occurred under this Lease or the new lease unless the operator selected shall not be replaced within thirty (30) days after the date upon which such judicial determination becomes final (so that any time for appeal shall have expired).

         4. Tenant may change the operator of the Hotel as may elsewhere be provided in the Lease, in addition to the rights granted in this Section.

         5. The operator of the Leased Premises may be the then Tenant or a manager pursuant to a management agreement, or a subtenant pursuant to a sublease, provided that the management agreement or sublease is subordinate to this Lease.

                             END OF ARTICLE ELEVEN

                                ARTICLE TWELVE

                                  COMMON AREA
                                  -----------


     12.01 Right to Use Common Area and Design Approval
           --------------------------------------------

     Tenant, its agents, employees, guests and invitees shall have a non-exclusive right, in accordance with the provisions of this Article Twelve, to use the Common Area set forth in Exhibit "D" for its intended purposes in common with Landlord and its tenants and subtenants and the employees, agents, and invitees of same. In addition, Tenant shall have the right to approve the general design of the Common Area and any changes thereto in the area set forth in Exhibit "D-1", such approval not to be unreasonably withheld or delayed. Landlord, its agents, employees, guests and invitees shall have a non-exclusive right, in accordance with the provisions of this Article Twelve, to use the Common Area set forth in Exhibit "D-2" for its intended purposes in common with Tenant and its tenants and subtenants and the employees, agents, and invitees of same.


     12.02 Maintenance of the Common Area
           ------------------------------

     (a) Landlord shall operate, manage, equip, light, repair and maintain that portion of the Common Area set forth in Exhibit "D-3" and all utility systems serving such Common Area in a first-class manner for their intended purposes and, as appropriate, in an aesthetically pleasing condition consistent and harmonious with the Hotel and Landlord's first-class improvements on the Adjacent Tract. Additionally, Landlord shall provide security for such Common Area. In the event Landlord fails to maintain such Common Area in accordance with the provisions of this Article Twelve, Tenant may, upon three (3) days' notice to Landlord, correct such conditions at Landlord's cost and expense, (and offset such cost and expense against any sums due Landlord pursuant to the Lease), provided that no such notice need be given to correct an emergency condition. Tenant hereby grants Landlord an easement over that portion of the Common Area set forth in Exhibit "D-3" which is on the Leased Premises to the extent reasonably necessary for Landlord to comply with its obligations pursuant to this Section 12.02(a).

     (b) Tenant shall operate, manage, equip, light, repair and maintain that portion of the Common Area set forth in Exhibit "D-2" and all utility systems serving such Common Area in a first-class manner for their intended purposes and, as appropriate, in an aesthetically pleasing condition consistent and harmonious with the Hotel and Tenant's first-class improvements on the Adjacent Tract. Additionally, Tenant shall provide security for such Common Area. In the event Tenant fails to maintain such Common Area in accordance with the provisions of this Article Twelve, Landlord may, upon three (3) days' notice to Tenant, correct such conditions at Tenant's cost and expense provided that no such notice need be given to correct an emergency condition.

     (c) Nothing herein shall prevent Landlord and Tenant from agreeing to changes in maintenance responsibilities for certain portions of the Common Area. In the event of such changes, the obligations and rights of the party previously maintaining such area as set forth herein with respect to such area shall be deemed to be the obligations and rights of the party agreeing to maintain such area and the obligations and rights of the party agreeing to maintain such area shall be deemed to be the obligations and rights of the party previously maintaining such area. The Common Area Charge shall be equitably adjusted as agreed by the parties within thirty (30) days of the date that the party agreeing to maintain such area assumes the obligations of the party previously maintaining such area with respect to such area. In the event the parties are unable to agree on an equitable adjustment, the matter shall be decided by arbitration pursuant to the provisions of Article Nine.


     12.03 Rules and Regulations
           ---------------------

     (a) Landlord may adopt such reasonable rules and regulations as it may from time to time determine to impose on the use of the Common Area set forth in Exhibit "D-3"; provided, however, such rules and regulations shall (i) be uniformly applied to all occupants of the Adjacent Tract and Tenant, (ii) not discriminate against Tenant, or (iii) affect the easements in the Common Area providing for ingress and egress as set forth in Section 5.04 hereof. If any rule or regulation shall be inconsistent with the terms and provisions of this Lease, the terms and provisions of this Lease shall prevail. In the event that Tenant disputes a rule or regulation as not uniformly applied or as discriminatory or as inconsistent with the terms and provisions of this Lease, the matter shall be submitted to arbitration in accordance with the provisions of Article Nine hereof and such rule or regulation shall be suspended until the resolution of the dispute through arbitration.

     (b) Tenant may adopt such reasonable rules and regulations as it may from time to time determine to impose on the use of the Common Area set forth in Exhibit "D-2"; provided, however, such rules and regulations shall (i) be uniformly applied to all occupants of the Adjacent Tract and Landlord, (ii) not discriminate against Landlord, or (iii) affect the easements in the Common Area providing for ingress and egress as set forth in Section 5.04 hereof. If any rule or regulation shall be inconsistent with the terms and provisions of this Lease, the terms and provisions of this Lease shall prevail. In the event that Landlord disputes a rule or regulation as not uniformly applied or as discriminatory or as inconsistent with the terms and provisions of this Lease, the matter shall be submitted to arbitration in accordance with the provisions of Article Nine hereof and such rule or regulation shall be suspended until the resolution of the dispute through arbitration.

     12.04 Changes in the Common Area
           --------------------------

     Either Landlord or Tenant may, with respect to the Common Area each is obligated to maintain, at any time and from time to time, increase, reduce or change the number, type, size, location, elevation, nature and use of any of such Common Area, and make installations therein, move or remove the same, provided that no such change will be made with respect to ingress and egress for which an easement is given without the prior written consent of Tenant, and no substantial change will be made by Landlord or Tenant with respect to the Common Area identified on Exhibits D-2 and D-3 hereof without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed.


     12.05 Temporary Closings
           ------------------

     Either Landlord or Tenant may, with respect to the Common Area each is obligated to maintain, as required, temporarily close any portion of the Common Area to effect construction, repairs or changes within such areas which are not prohibited pursuant to this Lease; provided, however, such construction, repairs, changes or closings shall be conducted in such a manner as shall not prohibit access or substantially interfere with ingress to or egress from or to the Leased Premises or the Adjacent Tract and shall be performed in such a manner to minimize disruption to Hotel operations and Landlord's operations on the Adjacent Tract and inconvenience to Hotel guests and Landlord's invitees. Either Landlord or Tenant, as appropriate, may close a portion of the Common Area to prevent a dedication thereof to public use.


     12.06 Covenant to Pay Common Area Maintenance Costs
           ---------------------------------------------

     Commencing with the Fiscal Year in which the Opening Date occurs, Tenant shall pay to Landlord Tenant's proportionate share of the aggregate amount of Common Area Maintenance Costs expended by Landlord in such Fiscal Year (or portion thereof) in the operation and maintenance of that portion of the Common Area set forth in Exhibit "D-4". Tenant's portion of such Common Area Maintenance Costs shall be referred to as "Common Area Charges" and shall be calculated as provided in Section 12.08. Common Area Charges shall accrue and be paid to Landlord each Accounting Period as provided herein.


     12.07 Common Area Maintenance Costs
           -----------------------------

     (a) For the purposes of this Lease, Common Area Maintenance Costs shall mean all reasonable monies paid by or on behalf of Landlord for the security, operation, maintenance and repair of that portion of the Common Area set forth in Exhibit "D-4" including all such costs and expenses actually incurred and reasonably allocated to any of the following items as they relate solely to the Common Area set forth in Exhibit "D-4":

     (1) Gardening, landscaping, planting, replanting, and replacement of flowers and shrubbery;

     (2) The total cost and expense for insurance covering the Common Area set forth in Exhibit "D-4";

     (3) All Impositions covering or allocable to the Common Area set forth in Exhibit "D-4" and costs of permitted contests relating thereto;

     (4) Costs in connection with utilities facilities used in connection with the Common Area set forth in Exhibit "D-4", including electricity used for lighting and all costs of maintaining lighting fixtures in the Common Area;

     (5) All rental charges for equipment and costs of small tools and supplies reasonably allocable to the Common Area set forth in Exhibit "D-4";

     (6) All acquisition or replacement costs of maintenance equipment reasonably allocable to the Common Area set forth in Exhibit "D-4";

     (7) Policing, security protection, traffic direction, control and regulation of the Common Area set forth in Exhibit "D-4";

     (8) All costs for cleaning and removal of rubbish, dirt and debris from the Common Area set forth in Exhibit "D-4";

     (9) The cost of the annual audit of Common Area Maintenance Costs by an independent certified public accountant;

      (10) Costs for the repair and replacement of paving, curbs and walkways in the Common Area set forth in Exhibit "D-4";

      (11) Costs of heating, ventilating and air conditioning enclosed Common Area set forth in Exhibit "D-4", if any;

      (12) Replacement, restoration and reconstruction work of Common Area set forth in Exhibit "D-4" as shall be required under the terms and provisions of this Lease in order to preserve the usefulness of the Common Area set forth in Exhibit "D-4".

      (13) The cost of personnel (direct salaries and reasonable overhead allocations) to implement all the aforementioned, and a reasonable allocation of wages or salaries paid to Landlord's management or supervisory personnel as such allocations shall be mutually agreed to by Landlord and Tenant.

  (b) Common Area maintenance costs shall not include the cost incurred by Landlord in creating or developing any part of the Common Area, including any financing charge. Additionally, Common Area costs and expenses shall exclude or have deducted from them, as the case may be:

      (1) Capital expenses and expenses incurred for constructing, upgrading and/or restoring the Common Area set forth in Exhibit "D-4", or any part thereof, as distinguished from expenses for repairing or maintaining the Common Area set forth in Exhibit "D-4" which would have otherwise been included in Common Area Maintenance Costs.

         (2) Amounts received through proceeds of insurance to the extent they are compensation for sums previously included in Common Area Maintenance Costs.

         (3) Costs for repairs incurred by reason of fire or other casualty or condemnation to the extent there is compensation therefor by the proceeds of insurance.

         (4) Advertising and promotional expenses.

         (5) Amounts expended for cleaning any space leased to any tenant or amounts expended for repairs for any tenant for which Landlord is reimbursed by such tenant.

         (6) Depreciation other than of items of equipment purchased for Common Area maintenance which are not customarily expensed.


     12.08 Calculation of Common Area Charge
           ---------------------------------

     Landlord and Tenant have agreed that Tenant's fair and proportionate share shall equal a percentage of the total Common Area Maintenance Cost for that portion of the Common Area set forth in Exhibit "D-4" ("Common Area Charge"). The percentage equals the gross square footage of the Hotel (or other improvement if there is a change in use pursuant to Section 5.14) divided by the sum of the gross square footage of the Hotel (or other improvement if there is a change in use pursuant to Section 5.14) and all existing buildings or other structures on the Adjacent Tract which contain leaseable floor area; provided, however, in no event shall such percentage exceed thirty percent (30%). The pro rata portion of the Common Area Charge will be paid each Accounting Period based on the approved Common Area Budget, subject to adjustment as set forth in
Section 12.09.


     12.09 Budget
           ------

     Within sixty (60) days prior to the start of each Fiscal Year, Landlord shall submit to Tenant the anticipated budget for that portion of the Common Area set forth in Exhibit "D-4" for Tenant's review and reasonable approval ("Common Area Budget"). The Common Area Budget shall be in such detail as Tenant shall reasonably request. In the event there is a dispute over the Common Area Budget, the matter shall be decided by arbitration pursuant to Article Nine. Landlord shall provide Tenant with a certified audited statement of Common Area Maintenance Costs by an independent certified public accountant for the previous Fiscal Year, if requested by Tenant. Any adjustments between the actual amount expended for Common Area Maintenance Costs and the amounts paid by Tenant shall be made annually in such manner as the parties shall agree.


     12.10 Operator
           --------

     Notwithstanding any other provisions contained in this Section, either Landlord or Tenant may enter into an agreement with an unrelated third party operating entity mutually approved by Landlord and Tenant, such approvals not to be unreasonably withheld or delayed, for the operation and maintenance of that portion of the Common Area each is obligated to maintain in accordance with the provisions of this Article Twelve.

                             END OF ARTICLE TWELVE

                               ARTICLE THIRTEEN

                           MISCELLANEOUS PROVISIONS
                           ------------------------


     13.01 Trade Name and Trademarks
           -------------------------

     During the Term of the Lease (and any extensions or renewals thereof) the Hotel and any additions thereto shall be known as a Marriott Hotel so long as Marriott Corporation or one of its Affiliates is Tenant or so long as Marriott Corporation or one of its Affiliates is subtenant, operator or manager of the Hotel. If the name of the Marriott hotel system is changed or if Marriott is no longer tenant, subtenant, operator or manager of the Hotel, Tenant shall have the right to change the name of the Hotel to conform thereto. The name "Marriott" when used alone or in connection with another word or words and the Marriott trade names and trademarks shall in all events remain the exclusive property of Marriott Corporation, although Tenant agrees that Landlord may advertise the Hotel and utilize the name "Marriott" in any advertising or promotional material covering the Leased Premises and the Adjacent Tract with the prior written approval of Marriott Corporation. Nothing contained herein shall confer upon Landlord the right to use said name, trade names or trademarks. Upon expiration or other termination of the Lease, Tenant shall have the right to remove from the Leased Premises said name, trade names and trademarks and their use in respect of the Leased Premises shall immediately end. In no event shall Landlord, or any party claiming through Landlord, use such name, trade names or trademarks. However, upon termination of the Lease, any designs, architectural schemes, or related items that are an integral part of the design of the Hotel but which do not use the Marriott name, trade names or trademarks, shall become the property of Landlord, and Landlord shall have the right to continue the use thereof even though such items may be patented or copyrighted by Marriott Corporation or any of its subsidiaries or associated with the Marriott name, provided that such use is confined solely to the Hotel and any additions thereto. Tenant shall be entitled, in case of any breach of this provision by Landlord or anyone claiming through Landlord, to damages and/or injunctive relief and to any other right or remedy provided by law or equity. This provision shall be deemed to survive the expiration or other termination of the Lease.


     13.02 Tenant's Right of First Negotiation
           -----------------------------------

     (a) If Landlord decides to sell (or assign) the Leased Premises to a third party, Landlord will give Tenant notice of such decision and afford Tenant a reasonable period of time as specified in such notice, but in no event more than seventy-five (75) days, in which to attempt to negotiate a mutually satisfactory agreement for purchase of the Leased Premises. For purposes of this Section a sale to a third party shall not include any transfer, sale or assignment to an institutional lender or to trustees for such lender to secure a loan, nor to a sale at foreclosure under a Fee Mortgage. If after expiration of seventy-five (75) days following the date of Landlord's notice of its desire to sell the Leased Premises Landlord and Tenant are not able or willing to enter into a mutually acceptable agreement for purchase of the Leased Premises, Landlord shall be free to sell the Leased Premises to a third party on terms and conditions not more favorable to such third party than Landlord was willing to sell the Leased Premises to Tenant and subject to the following further conditions: Landlord shall give Tenant notice of the proposed sale of the Leased Premises, which notice shall disclose the identity of the proposed purchaser and all information regarding such purchaser and all information regarding the terms and conditions of such sale. If the proposed purchaser, in the opinion of Tenant, is not a financially responsible or solvent party having sufficient assets to fulfill the obligations of Landlord hereunder, or is a party which has itself been convicted, or is either controlled by persons known to be engaged in criminal activities, or known as an associate or agent of criminals, or such party directly or indirectly operates or manages hotels or restaurants in competition with Tenant (other than Hawthorne Realty Group or entities controlled by one or more of the principals of Hawthorne Realty Group, Tenant acknowledges that said principals have an interest in the initial Landlord hereunder), then Tenant shall have the right to terminate the Lease, such termination to be effective upon transfer of title of the Leased Premises from Landlord to the third party purchaser. Tenant shall notify Landlord of its election to terminate for this reason, and shall specify the reasons for its making such election, within thirty (30) days after receipt by Tenant of notice of any such proposed sale of the Leased Premises. For the purposes of this Section, a financial institution or investor shall not be engaged in competition with Tenant by virtue of its mere ownership of, or investment in, other hotels and restaurants.

     (b) For the purposes of this Section a sale or transfer of a controlling interest in Landlord shall be deemed to be a sale of the Leased Premises, except a sale or transfer among partners. Furthermore, the provisions of this Section shall not apply to a sale or transfer to an affiliate or subsidiary or Landlord or one of its partners, provided that Landlord (or such assignor) shall not be released from any obligation under this Lease and shall remain fully liable for such affiliate or subsidiary.



     13.03 Purchase of Hotel by Landlord
           -----------------------------

     (a) If at any time during the Initial Term or any Extended Term Landlord is notified of a proposed change of use in accordance with the provisions of
Section 5.14 hereof,

Landlord may elect to purchase the Hotel and all attendant improvements, equipment and furnishings on the Leased Premises, and upon such purchase, terminate the Lease. Landlord's election to purchase the improvements shall be exercised by written notice within thirty (30) days after receipt of the aforementioned Landlord's notice, by certified or registered mail in accordance with the provisions of Section 13.07, and shall specify a closing date which is not less than thirty (30) days or more than ninety (90) days from the date of Landlord's notice. The closing of Landlord's purchase shall take place at a mutually convenient place and time of day.

     (b) The purchase price payable by Landlord shall be an amount equal to the greater of (i) the outstanding principal amount of, plus accrued and unpaid interest on, all Leasehold Mortgages, notes or bonds secured by the Leased Premises, or (ii) the "fair market value" of the Hotel and the Tenant improvements, equipment and furnishings. In order to determine the fair market value, Landlord and Tenant shall each select and designate a qualified MAI (or equivalent) real estate appraiser to determine the fair market value of the Hotel and attendant improvements at such time, and shall notify the other of such choice and designation. The two (2) appraisers so chosen and designated shall choose a third appraiser as soon as possible, but no later than thirty
(30) days following their selection. The three (3) appraisers so chosen shall independently appraise the fair market value of the Hotel and improvements, completing same and rendering their reports to each other and to Landlord and Tenant within thirty (30) days following their respective appointments. Upon said appraisals being completed and reports rendered as aforesaid, the appraisers shall confer in an effort to reach agreement. The fair market value of the Hotel and improvements, as determined and agreed to by no less than a majority of the appraisers and a final appraisal report signed by all or a majority of the appraisers, shall be binding upon Landlord and Tenant. Such parties will each pay for the services of the appraiser chosen by it, and the charges of the third appraiser will be borne equally. Said final appraisal report will be dated and shall be sent to Landlord and Tenant by certified or registered mail, return receipt requested. Should either Landlord or Tenant fail or refuse to designate an appraiser within thirty (30) days following written request of the other party, the requesting party shall give the other party notice of such failure and if such other party shall fail or refuse to designate an appraiser within ten (10) days after said second notice, the fair market value of the Hotel and improvements will be determined by the appraiser timely designated by the requesting party. The purchase price, as thus determined, shall be paid in full at closing by wire transfer or other immediately available funds.

     (c) At the closing and upon payment in full of the purchase price, Tenant shall deliver to Landlord (i) an agreement, in form for recordation or filing, terminating the Lease, and (ii) a Special Warranty Deed in which Tenant conveys to Landlord its interest in the Hotel and attendant improvements free and clear of all liens and encumbrances but otherwise subject to such state of title of the Hotel (including the lien or lease of the Trade Equipment) as shall exist at the date of Landlord's election to purchase the improvements, and (iii) a bill of sale, with warranties of title, conveying Tenant's interest to Landlord in the Trade Equipment (subject to the provisions of Section 5.05). In addition, Tenant shall cause to be delivered to Landlord concurrently with the closing a full and complete release of each and every Leasehold Mortgage which is suitable for filing or recordation, as the case may be.

     (d) Any Leasehold Mortgage shall contain provisions which obligate the holder of the Leasehold Mortgage to comply with the provisions of this Section.



     13.04 Landlord's Right of First Negotiation
           -------------------------------------

     If Tenant decides to assign the Leased Premises to a third party pursuant to Section 11.03(b) and (c) hereof, or Section 11.02(d) and Marriott or a Marriott Affiliate ceases to own any interest in such assignee, Tenant will give Landlord notice of such decision and afford Landlord a reasonable period of time as specified in such notice, but in no event more than seventy-five (75) days, in which to attempt to negotiate a mutually satisfactory agreement for purchase of the Leased Premises. For purposes of this Section, a sale to a third party shall not include any transfer, sale or assignment to a Bona Fide Institutional Lender or to trustees to such lender to secure a loan or to a sale at foreclosure under any Leasehold Mortgage. If after expiration of seventy-five (75) days following the date of Tenant's notice of its decision to sell the Leased Premises Landlord and Tenant are not able or willing to enter into a mutually acceptable agreement for purchase of the Leased Premises, Tenant shall be free to sell the Leased Premises to a third party at a sales price and upon financing arrangements, if any, no more favorable to such third party than Tenant was willing to sell the Leased Premises to Landlord, and such assignment shall, in any event, be subject to the terms and provisions of Sections 11.02 and 11.03, as appropriate.



     13.05 Brokers' Fees
           -------------

     Tenant shall hold Landlord harmless against the claim of any real estate broker or agent claiming to have acted on behalf of Tenant, and Landlord shall hold Tenant harmless against the claim of any other real estate broker or agent claiming to have acted on behalf of Landlord.

     13.06 Gender and Number
           -----------------

     Words of any gender used in the Lease shall be held to include any other gender, and words in the singular shall be held to include the plural, when the sense requires.



     13.07 Notices
           -------

     Notices, statements and other communications to be given under the terms of the Lease shall be in writing and delivered by hand against receipt or sent by certified or registered mail, return receipt requested and addressed as follows:



                 If to Landlord:
                 --------------

                 Hawthorne Realty Group
                 8 East Huron Street
                 Chicago, Illinois 60611

                 with copy to:

                 Simon-Rosemont, Inc.
                 Merchant Plaza
                 115 West Washington
                 P.O. Box 7033
                 Indianapolis, Indiana 46207
                 Attention: Vice President - Development


                 If to Tenant:
                 ------------

                 Marriott Corporation
                 10400 Fernwood Road
                 Bethesda, Maryland 20058
                 Attn: Law Department

                 With copies to:

                 Tenant's Leasehold Mortgagee(s)


or at such other address as from time to time designated by the party receiving the notice. The date of service of such notices shall be the date such notices are delivered to the party to whom the notice is given.



     13.08 Construction
           ------------

     Each term and provision of the Lease shall be construed to be both a covenant and a condition.



     13.09 Applicable Law
           --------------

     The laws of the State of Illinois shall govern the validity, performance and enforcement of the Lease.



     13.10 Partial Invalidity
           ------------------

     If any provision of the Lease shall be invalid or unenforceable it shall not affect the validity of any other provision of the Lease.



     13.11 Authority to Execute
           --------------------

     The officers of Tenant and Landlord individually and severally are duly authorized to execute the Lease on behalf of their respective principals.



     13.12 Recording
           ---------

     Landlord and Tenant will execute for purposes of recordation in the appropriate recording office a memorandum or short form of the Lease containing the names of the parties, a description of the Leased Premises, the Term of the

Lease, and such other provisions as either party may require. The cost and expenses of recording the memorandum or short form of the Lease shall be borne by the party asking for the memorandum to be recorded. Each party agrees that it will not record the Lease in its entirety unless such a recording is required to protect the rights of Landlord and Tenant hereunder or unless required by any Mortgagee or applicable law.



     13.13 Headings
           --------

     Headings as to contents of particular sections herein are inserted only for convenience, and are in no way to be construed as a part of the Lease or as a limitation on the scope of the particular section to which they refer.



     13.14 Binding Effect
           --------------

     The covenants, conditions and agreements contained in the Lease shall bind, apply to and inure to the benefit of the parties hereto and their respective successors.



     13.15 No Partnership
           --------------

     Notwithstanding that the Lease provides for the payment of rent based upon percentage of Annual Gross Room Sales, it is expressly understood that Landlord shall not be construed or held to be a partner or associate of Tenant in the conduct of Tenant's business and that the relationship between the parties hereto is and shall at all times remain that of landlord and tenant.



     13.16 Estoppel Certificates
           ---------------------

     Landlord and Tenant will, at any time and from time to time within fifteen
(15) days of the request of the other party or a Mortgagee or a prospective Mortgagee, execute, acknowledge, and deliver to the other party and such Mortgagee, if any, a certificate certifying:

     (a) That the Lease is unmodified and in full force and effect (or, if there have been modifications, that the same are in full force and effect as modified and stating such modifications);

     (b) The dates, if any, to which the annual Minimum Rental, Percentage Rental, any Additional Rental and other sums and charges specifically required by the provisions of the Lease have been paid;

     (c) Whether there are any existing defaults by which the other party to the knowledge of the party making such certification specifying the nature of such defaults, if any;

     (d) Whether the Lease Commencement Date has occurred and, if so, the date;

     (e) Whether the Leasehold Mortgagee (or prospective Leasehold Mortgagee) is entitled to the protection afforded a Leasehold Mortgagee under Section 6.01 of the Lease; and

     (f) Such other matters as may be reasonably requested.

     Any such certificate may be relied upon by any party to whom the certificate is directed.


     13.17 Holding Over
           ------------

     The Lease shall terminate without further notice at expiration of the Term. Any holding over by Tenant after expiration shall not constitute a renewal or extension or give Tenant any rights in or to the Leased Premises except as otherwise expressly provided in the Lease.


     13.18 Tenant's and Landlord's Limited Liability
           -----------------------------------------

     (a) Notwithstanding any provisions in this Lease to the contrary, Tenant, its successors and assigns, and their respective partners (general or limited), shareholders, directors, officers, agents and employees shall be under no personal liability with respect to any of the provisions of the Lease, nor shall Landlord have any cause of action against them to enforce the terms, covenants, conditions, warranties and obligations of Tenant under the Lease, nor to obtain or seek monetary damages or a deficiency decree under the Lease, and if Tenant is in breach or default with respect to its obligations or otherwise under the Lease, Landlord shall look solely to the estate of Tenant in the Leased Premises, and Landlord's sole remedy in the event of any such breach or default by Tenant hereunder shall be to terminate Tenant's interest in the Leased Premises, subject to the terms and conditions herein contained. It is the intention of the Lease that this Section
13.18 shall govern over every other provision of the Lease with respect to the liability of Tenant (including Tenant's successors, assigns, partners, shareholders, directors, officers, agents and employees) and that the absence of any reference to this Section 13.18 shall not limit the application of the provisions of this Section 13.18, notwithstanding any other references to this
Section 13.18 elsewhere in the Lease. Notwithstanding the foregoing, the provisions of this section shall not apply to Tenant's obligations pursuant to Sections 2.09 and 2.11 hereof.

     (b) Notwithstanding any provision in this Lease to the contrary, Landlord's liability to Tenant hereunder shall be limited to the greater of (1) the sum of Six Hundred Thousand Dollars ($600,000), or (2) Landlord's interest in the Hotel site and Leased Premises, and all improvements now or hereafter situated thereon; and upon an Event of Default by Landlord, Tenant will not be entitled to recover from Landlord any monetary judgment in excess of the greater of (w) Six Hundred Thousand Dollars ($600,000), or (x) the value of Landlord's interest in the Hotel site and Leased Premises and all improvements now or hereafter situated thereon. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord or its agents, beneficiaries, employees, or their respective successors or assigns on account of this Lease or on account of any covenant, undertaking, or agreement of Landlord contained herein in excess of the foregoing limitation; provided, however, the foregoing limitation shall not apply with respect to (y) any obligation or duty of Landlord incurred or arising prior to the Opening Date, or (z) Sections 2.02(a) (except to the extent Tenant may recover under any title insurance policy), 2.02(b), 2.10(b), 2.10(c), 2.11, soil toxicity, 5.01(b), 5.15 and 6.06 hereof.
Nothing herein contained shall be deemed to limit or deny any remedies or rights which Tenant may have hereunder which do not involve the personal liability of Landlord.


     13.19 Attorneys' Fees
           ---------------

     If legal action be brought in a court of competent jurisdiction by either party hereto arising out of or concerning the Lease or the rights of any party hereto, the prevailing party in said action shall be awarded reasonable attorneys' fees and court costs from the nonprevailing party.


     13.20 Entire Agreement; Merger
           ------------------------

     The Lease contains all the agreements and conditions made between the parties hereto with respect to the matters contained herein and may not be modified orally or in any other manner than by an agreement in writing signed by all the parties hereto or their respective successors. All prior written and oral understandings and agreements shall be deemed to have merged into the Lease and have no further force and effect.


     IN WITNESS WHEREOF, the parties hereto have duly executed the Lease as of the date and year first hereinabove written.



                                       SIMON-ROSEMONT DEVELOPERS, an
                                       Illinois limited partnership as
                                       successor to Simon-Soteras Developers

                                       By: HIGGINS-MANHEIM PROPERTIES, an
                                           Illinois general partnership

                                           By: SIMON-ROSEMONT, INC., an
                                               Illinois corporation,
                                               general partner


                                               By: /s/ Herbert Simon
                                                   -----------------------------
                                                   Herbert Simon, President



                                           By: BNW-ROSEMONT PROPERTIES, an
                                               Illinois limited partnership,
                                               general partner


                                               By: /s/ Joseph Beal
                                                   -----------------------------
                                                   Joseph Beal, general partner


                                               By: /s/ Cary Nieman
                                                   -----------------------------
                                                   Cary Nieman, general partner

                                               By: /s/ Philip Wilhelm
                                                   -----------------------------
                                                   Philip Wilhelm,
                                                   general partner



ATTEST:                                MARRIOTT CORPORATION


/s/ Christopher G. Townsend           By: [SIGNATURE APPEARS HERE]
---------------------------               -------------------------------
Assistant Secretary                       Vice President

STATE OF   Indiana      )
          --------------)
                        ) ss.
County of Marion        )
          --------------)

        The foregoing instrument was acknowledged before me the 28th day of March, 1986, by Herbert Simon, general partner, on behalf of SIMON-ROSEMONT, INC., an Illinois corporation, as general partner of HIGGINS-MANHEIM PROPERTIES, an Illinois general partnership, which is a general partner of SIMON-ROSEMONT DEVELOPERS, an Illinois limited partnership.


                                       /s/ Nancy A. Ryan
                                       -----------------------------------
                                       Title:
                                             -----------------------------

                                           [STAMP OF NOTARY PUBLIC
                                                 APPEARS HERE]

STATE OF   Illinois     )
          --------------)
                        ) ss.
County of  Cook         )
          --------------)

        The foregoing instrument was acknowledged before me the 31st day of March, 1986, by JOSEPH BEALE, on behalf of BNW-ROSEMONT PROPERTIES, an Illinois limited partnership, which is a general partner of SIMON-ROSEMONT DEVELOPERS, an Illinois limited partnership.


                                       /s/ Jane B. Rodah
                                       -----------------------------------
                                       Title: Notary Public
                                             -----------------------------


STATE OF   Illinois     )
          --------------)
                        ) ss.
County of  Cook         )
          --------------)

        The foregoing instrument was acknowledged before me the 31st day of March, 1986, by CARY NIEMAN on behalf of BNW-ROSEMONT PROPERTIES, an Illinois limited partnership, which is a general partner of SIMON-ROSEMONT DEVELOPERS, an Illinois limited partnership.


                                       /s/ Jane B. Rodah
                                       -----------------------------------
                                       Title: Notary Public
                                             -----------------------------

STATE OF   Illinois     )
          --------------)
                        ) ss.
County of  Cook         )
          --------------)

        The foregoing instrument was acknowledged before me the 31st day of March, 1986, by PHILIP WILHELM, on behalf of BNW-ROSEMONT PROPERTIES, an Illinois limited partnership, which is a general partner of SIMON-ROSEMONT DEVELOPERS, an Illinois limited partnership.


                                       /s/ Jane B. Rodah
                                       -----------------------------------
                                       Title: Notary Public
                                             -----------------------------

STATE OF   Maryland     )
          --------------)
                        ) ss.
County of  Montgomery   )
          --------------)

        The foregoing instrument was acknowledged before me the 16th day of June, 1986, by Ronald E. Eastman, Vice President of MARRIOTT CORPORATION, a Delaware corporation, on behalf of the corporation.

                                       /s/ Johanna P. Jackson
                                       -----------------------------------
                                       Title: Notary Public
                                             -----------------------------
                                       My commission expires 7/1/90

NOTE: This brief is not intended to summarize all points covered in the underlying document and care should be taken to read such document carefully in its entirety. All captilized terms used herein are defined in the Ground Lease

                                     BRIEF

              Ground Lease for the Rosemont Marriott Suite Hotel
              --------------------------------------------------

Landlord :       SIMON-ROSEMONT DEVELOPERS, HIGGINS~MANHEIM PROPERTIES and BNW-
                 ROSEMONT PROPERTIES.

Tenant:          Marriott Corporation

Leased           Approximately 4.19 acres located at Rosemont, Cook County,
Premises:        Illinois, more fully described in Exhibit A of the Ground
                 Lease.

Title: Landlord, at its cost, shall furnish Tenant with a current survey and a preliminary Title Commitment. Tenant shall have 60 days to review.

Economic         Tenant shall have 150 days ("Feasibility Period"), to determine
Feasibility:     whether construction and operation of the Hotel is economically feasible.

Hotel
Construction:    Tenant shall develop the "Hotel Schematic Documents" in
                 accordance of the Master Plan. The documents and the aesthetic treatment of exterior surfaces shall be subject to Landlord's approval. If tenant determines that the Hotel will exceed
                 Tenant's original estimate costs, Tenant will have the option to terminate the lease and pay liquidated damages to Landlord.

Building
Permit,
Construction:    Tenant shall apply for a building permit. If permit is not issued within 90 days, or issued subject to unanticipated terms and conditions, the effect of which would increase Tenant's expected costs, Tenant may terminate the lease. and pay liquidated damages to Landlord.

Lease            When all of the provisions and conditions concerning title,
Commencement     zoning, water and soil conditions have been fulfilled or waived
Date:            by Tenant, Landlord shall deliver the Leased Premises to
                 Tenant. This date shall be the "Lease Commencement Date.

Construction     Tenant must begin construction within 120 days of the issuance
of Tenant        of the building permit. If an Unavoidable Delay for more than
Improvements:    120 days after issuance of the building permit causes Tenant's original estimate to increase, Tenant shall have the right to terminate the Lease. Tenant shall pay liquidated damages to Landlord.

Soil             If the additional cost to Landlord to correct and meet
Toxicity:        applicable governmental requirements with respect to toxic substances present on the Adjacent Tract exceeds Five Million
                 Dollars ($5,000,000), the Landlord may terminate its project on the Adjacent Tract and the Lease with Tenant, subject to certain provisions provided for in (S)2.12 of the Lease.

Initial          Beginning on the Opening Date, extending for a twenty-five
Term:            year term, with five automatic ten-year extensions; unless
                 Tenant gives notice of termination twenty-four (24) months prior to the expiration of the then current Lease Term.

Rentals: Rental payments shall commence with the start of construction but shall be delayed until Landlord has (i) received the foundation permit and (ii) commenced construction on its first office building and Common Area on the Adjacent Tract in accordance with the Master Plan. The Rental Payment is as follows:

                         1) From Construction Commencement Date to Opening Date: $150,000 per Fiscal Year;

                         2)      From Opening Date to end of lease term:

                         (a)     Minimum Rental of $300,000 per Fiscal Year; or

                         (b) Percentage Rental equal to 3% of Annual Gross Room Sales.

Leasehold        Tenant and any successor or assign of Tenant may, without
Mortgage:        Landlord's consent, mortgage Tenant's interest in the lease and/or the Leasehold estate. The aggregate of all leasehold mortgages may not exceed 75% of the Fair Market Value of the Hotel. Cross default is permitted but not cross collateralization.

Assignment:      Tenant has a right, without Landlord's consent, to assign this
                 Lease: to a subsidiary of Tenant; to a Bona Fide Institutional
                 Lender as security for any Leasehold Mortgage; in connection with a merger or corporate reorganization; or to an institution or third-party investor subject to certain limitations.

Restrictions     No lodging facilities are permitted for the term of the Lease
On Adjacent      and all office buildings must be first-class. Restaurants are
Tract:           permitted as long as the theme or character of such facility does not duplicate the theme of any restaurant in the Hotel.

Easements:       Landlord and Tenant will grant easements for ingress egress of pedestrian and vehicular traffic in the Common areas. Landlord and Tenant agree that there will be a common location for satellite and telecommunications equipment.

Fee              Landlord may mortgage the fee, however any Lease and any
Mortgage:        Leasehold Mortgage shall be superior to any lien placed by
                 Landlord.

Tenant's
Right of
First
Negotiation:     Landlord shall give Tenant first right of refusal to purchase the property.

LandLord' s
Right of
Negotiation:     Tenant proposes a change of use of purchase the property,
                 Landlord has the right to purchase the Hotel and terminate the Lease. If Tenant decides to assign the Leased Premises to a permitted 3rd party (pursuant to the Assignment Restrictions in section 11.03), Landlord shall have the right of first refusal to purchase the Leased Premises from Tenant.

Recourse:        Ground Lease is non-recourse except for Tenant's completion guarantee. Tenant agrees that the purchase price paid by Landlord to Leasehold Mortgagee, in the event of Tenant's default to Leasehold Mortgagee, shall be a non-recourse loan by Landlord to Tenant payable by Tenant to Landlord on demand with interest.